EXHIBIT 4.2
                                                                     -----------

                                                                  Execution Copy






                          SECURITIES FUNDING AGREEMENT


                                      among


                        UAC FUNDING FACILITY CORPORATION
                                  as Borrower,


                          UNION ACCEPTANCE CORPORATION,
                                   as Servicer


                                   the LENDERS
                  signatory hereto from time to time as Lenders


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                    as Administrative Agent and as a Lender,


                                       and


                          FIRST UNION SECURITIES, INC.,
                       as Structuring Agent and Deal Agent


                            Dated as of April 5,2002

                               TABLE OF CONTENTS

                                                                            Page

Article I Definitions..........................................................1
  Section 1.1       Definitions................................................1
  Section 1.2       Other Terms...............................................20
  Section 1.3       Computation of Time Periods...............................20
  Section 1.4       Interpretation............................................20

Article II Advances...........................................................21
  Section 2.1       Advances..................................................21
  Section 2.2       The Notes; Advances and Accounting........................22
  Section 2.3       Termination or Reduction of the Facility Limit............22
  Section 2.4       Prepayments...............................................23
  Section 2.5       Yield.....................................................23
  Section 2.6       Fees......................................................23
  Section 2.7       Distributions.............................................23
  Section 2.8       Payments and Computations, Etc............................25
  Section 2.9       Increased Costs; Capital Adequacy; Illegality.............25
  Section 2.10      Taxes.....................................................26
  Section 2.11      Special Amortization of Wachovia Hank's Net Investment....27
  Section 2.12      Clean Up Call in Securitization Facilities................27

Article III Conditions to Advances............................................28
  Section 3.1       Conditions Precedent to Closing Date......................28
  Section 3.2       Conditions Precedent to Initial Advance...................30
  Section 3.3       Conditions Precedent to Each Advance......................36

Article IV Collection Account; Reserve Account................................37
  Section 4.1       Collection Account........................................37
  Section 4.2       Reserve Account...........................................38

Article V Representations and Warranties of the Borrower......................38
  Section 5.1       Representations and Warranties of the Borrower............38

Article VI Covenants of the Borrower..........................................40
  Section 6.1       Affirmative Covenants of Borrower.........................40
  Section 6.2       Negative Covenants of Borrower............................42
  Section 6.3       Hedge Requirements........................................43

Article VII Administration and Servicing of the Collateral and the Servicer...44
  Section 7.1       Designation of Servicer...................................44
  Section 7.2       Duties of the Servicer....................................44
  Section 7.3       Representations and Warranties of the Servicer............46
  Section 7.4       Covenants of the Servicer.................................47
  Section 7.5       Servicer Not to Resign....................................48
  Section 7.6       Servicer Event of Default.................................49
  Section 7.7       Remedies Upon the Occurrence of a
                        Servicer Event of Default.............................49
  Section 7.8       Appointment of Successor..................................49
  Section 7.9       Liability of Servicer, Indemnities........................50

Article VIII Termination Events and Remedies..................................50
  Section 8.1     Termination Events..........................................50
  Section 8.2     Remedies....................................................53

Article IX Indemnification....................................................53
  Section 9.1     Indemnities by the Borrower.................................53

Article X Assignment and Participations and Appointment of Agent..............55
  Section 10.1    Assignment and Participations...............................55
  Section 10.2    Appointment of the Administrative Agent.....................57
  Section 10.3    Administrative Agent's Reliance, Etc........................57
  Section 10.4    Lender Credit Decision......................................58
  Section 10.5    Indemnification.............................................58
  Section 10.6    Successor Administrative Agent..............................59
  Section 10.7    Setoff and Sharing of Payments..............................59
  Section 10.8    Advances; Payments; Non-Funding Lenders;
                        Information; Actions in Concert.......................60
  Section 10.9    Wachovia Bank and Affiliates................................62

Article XI Miscellaneous......................................................63
  Section 11.1    Notices, etc................................................63
  Section 11.2    Successors and Assigns......................................63
  Section 11.3    Amendments and Waivers......................................63
  Section 11.4    Costs, Expenses and Taxes...................................64
  Section 11.5    Setoff......................................................64
  Section 11.6    Recourse Against Certain Parties............................64
  Section 11.7    Further Assurances..........................................65
  Section 11.8    Governing Law; Consent to Jurisdiction;
                        Waiver of Objection to Venue..........................65
  Section 11.9     Waiver of Jury Trial.......................................66
  Section 11.10     Execution in Counterparts; Severability; Integration......66
  Section 11.11     Headings..................................................66

Exhibits and Schedules

Exhibit A         Security Agreement

Exhibit 2.1(a)    Form of Funding Request

Exhibit 2.2(a)    Form of Note

Exhibit 3.1(m)    Form of Performance Undertaking

Exhibit 10.1(a)   Form of Assignment Agreement

Schedule 10.8(a)  Account Information

                          SECURITIES FUNDING AGREEMENT

     SECURITIES FUNDING AGREEMENT (this "Agreement") , dated as of April 5, 2002, by and among:

     (1) UAC FUNDING FACILITY CORPORATION, a Delaware corporation, as borrower (the "Borrower");

     (2) UNION ACCEPTANCE CORPORATION, an Indiana corporation, as servicer (the "Servicer");

     (3) the Lenders signatory hereto from time to time, as lenders;

     (4) WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as a Lender; and

     (5) FIRST UNION SECURITIES, INC., a Delaware corporation, as deal agent (in such capacity, the "Deal Agent") and as structuring agent.

                                    RECITALS

     WHEREAS, subject to the terms and conditions of this Agreement and the Security Agreement, the Borrower desires to obtain funds from the Lenders;

     WHEREAS, the Borrower's obligations to repay such amounts are evidenced by the Notes and to secure the repayment of the Notes, the Borrower will, as of the Initial Funding Date, pledge to the Administrative Agent for the benefit of the Secured Parties all of its right, title and interest in the Collateral;

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                   Article I.

                                   Definitions

     Section 1.1 Definitions.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Security Agreement. The following terms shall have the following meanings:

Accrual Period: For any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date to but excluding such Payment Date; provided that for the first Payment Date the Accrual Period will be the period from and including the Closing Date to but excluding such Payment Date.

Additional Amount: As defined in Section 2.10(a).

Additional  Collateral:   Any  Securitization   Facilities  Collateral  that  is
transferred to the Borrower after the Initial Funding Date.

Additional Collateral Conditions: Each of the conditions set forth in Schedule 3.3(i).

Adjusted EBITDA: For any period,  determined in accordance with GAAP, the sum of
(i) Net Income plus (ii) Taxes (to the extent that such amounts have been deducted in determining Net Income for such period), plus (iii) Interest Expense (to the extent that such amounts have been deducted in determining Net Income for such period), plus (iv) all amounts attributable to depreciation and/or amortization of intangible and other assets of the Servicer (to the extent that such amounts have been deducted in determining Net Income for such period), plus (or minus) (v) any other non-cash charges to the extent deducted (or included) in determining Net Income for such period, plus (vi) securitization proceeds from interest only strips, plus (vii) positive excess servicing cash flow, plus
(viii) non-cash impairment charges, plus or minus, as the ease may be, (ix) net change in spread accounts and restricted cash, minus (x) the non-cash portion from reported gain-on sale, in each of the foregoing cases, determined for the same period that the Adjusted EBITDA is being calculated.

Adjusted LIBOR Rate: For any Accrual Period, an interest rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, the numerator of which is equal to LIBOR Rate for such Accrual Period and the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Accrual Period.

Administrative Agent: As defined in the Preamble.

Advance: As defined in Section 2.1(a).

Advance Rate: The Advance Rate shall equal 60%; provided, however, upon the occurrence of an Overcollateralization Increase Event, the Advance Rate shall be 45%.

Affected Party: As defined in Section 2.9(a).

Affiliate: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 10% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

Aggregate Syndicated Amount: The aggregate amount of the Facility Limit syndicated to one or more Lenders pursuant to one or more Assignment Agreements executed by such Lender or Lenders.

Agreement: As defined in the Preamble.

Alternative Rate: An interest rate per annum equal to the Adjusted LIBOR Rate; provided, however, that the Alternative Rate shall be the Base Rate if a Eurodollar Disruption Event occurs.

Applicable Law: For any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System, the Securities Act and the Exchange Act), and applicable judgments, decrees, injunctions, writs, orders, or other action of any Court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

Assignment Agreement: As defined in Section l0.l(a)(i).

Authorized Officer: With respect to any Person, the president, any vice president, the secretary, the treasurer, any assistant secretary, any assistant treasurer and each other officer or director of such Person authorized to sign agreements, instruments or other documents on behalf of such Person.

Available Securitization Facilities Reserve Account Collateral: For any Securitization Facility, the product of (i) the Securitization Facility Advance Rate and (ii) the amount on deposit in the reserve account or spread account for such Securitization Facility.

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978 (11 U.S.C.ss. 101, et seq.), as amended from time to time.

Bankruptcy Opinion: As defined in Section 3.1(a).

Base Rate: On any date, a fluctuating interest rate per annum equal to the higher of (i) the Prime Rate and (ii) the Federal Funds Rate plus 2.0%.

Borrower: As defined in the Preamble.

Borrowing Base: The sum of (i) the Principal Overcollateralization and (ii) the Securitization Facilities Reserve Account Amount.

Breakage Costs: Any amount or amounts (including, without limitation, Hedge Breakage Costs) as shall compensate a Lender for any loss, cost or expense incurred by such Lender (as determined by such Lender) as a result of a prepayment by the Borrower of the Net Investment or Yield pursuant to the terms hereof

Business Day: Any day other than a Saturday or Sunday on which (i) banks are not required or authorized to be closed in Charlotte, North Carolina or Indianapolis, Indiana, and (ii) if the term "Business Day" is used in connection with the determination of the Adjusted LIBOR Rate, dealings in United States dollar deposits are carried on in the London interbank market.

Capital Lease Obligations: As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person according to GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

Capital Stock: Corporate stock and any and all shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership, or any options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person (however designated) issued by any entity (whether a corporation, partnership, limited liability company, limited partnership, or other type of entity).

Cash Flow Ratio: On any date of determination the four (4) month average of the percentage equivalent of a fraction the numerator of which is twelve (12) times the aggregate amount of funds remitted to the Collection Account, during the most recently ended Accrual Period (or prior to the Initial Funding Date, the amount of funds that would have been remitted to the Collection Account if the initial Advance had been made) and the denominator of which is the Net Investment as of the first day of such Accrual Period (or prior to the Initial Funding Date, $55,000,000 or if the initial Advance is less than $55,000,000, such lesser amount equal to the amount of the initial Advance); it being understood that the first date on which the Cash Flow Ratio will be measured shall be the date that is four (4) months after the Closing Date.

Clean Up Call Amount: With respect to any Securitization Facility on any date of determination, an amount equal to the sum of (i) the amount calculated in subclause (ii) of the definition of Available Securitization Facilities Reserve Account Collateral and (ii) the amount calculated in subclause (ii) of the definition of Facility Overcollateralization.

Closing Date: April 5, 2002.

Code: The Internal Revenue Code of 1986 and Treasury Regulations promulgated thereunder.

Collateral: As defined in the Security Agreement.

Collection Account: An account established in the name of the Administrative Agent pursuant to Section 4.1, for the benefit of the Secured Parties.

Collections: All amounts paid with respect to the Collateral and all amounts received under any Hedging Agreement.

Contingent   Obligations:   With  respect  to  any  Person,  any  obligation  or
arrangement of such Person to guarantee or intended to guarantee any Indebtedness, leases, dividends or other payment obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

Cumulative Net Loss Percentage: With respect to any Securitization Facility, the percentage equivalent of a fraction the numerator of which is the aggregate principal balance (which shall be the aggregate of the outstanding balance of each defaulted receivable immediately prior to such receivable being characterized as a defaulted receivable) of all Defaulted Receivables (as such term or similar term may be defined in such Securitization Facility) less the sum of the aggregate amount of monies collected on such Defaulted Receivables and reasonably estimated future collections on such Defaulted Receivables and the denominator of which is the original pool balance of such Securitization Facility.

Current Maturities: On any date of determination, the aggregate of the payments of principal due on the Servicer's or any of its Subsidiaries' senior and subordinated debt (including, without limitation, scheduled payments hereunder, but excluding all payments under non-recourse warehouse debt secured by an interest in installment sales contracts or installment loan and security agreements secured by an interest in an automobile, light-truck or van) in the 12 months following such date of determination.

Deal Agent: As defined in the Preamble. Default Event: The occurrence of an "Event of Default" or a "Termination Event" or a similar occurrence resulting in or constituting a default under the Securitization Facility Documents for the related Securitization Facility.

Derivative: Any exchange-traded or over-the-counter (i) forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security, or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

Eligible Bank: Wachovia Bank and any other depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (i) has a net worth in excess of $50,000,000 and (ii) has either (A) a rating of P-1 from Moody's and A-1 from S&P with respect to short-tern deposit obligations, or (B) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and A or higher from S&P with respect to long-term unsecured debt obligations.

Eligible Deposit Account: Either (i) a segregated account with an Eligible Bank or (ii) a segregated trust account with the corporate trust department of a depositary institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank) and whose deposits are insured by the EDIC, provided that such institution also must have a rating of Baa3 or higher from Moody's and a rating of BBB- or higher from S&P with respect to long-term deposit obligations.

Eligible Investments: Any one or more of the following types of investments:

          (i) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

          (ii) bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated A-1 by S&P and P-l by Moody's;

          (iii) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above;

          (iv)  commercial  paper  rated at least A-1 by S&P and P-1 by Moody's;
     and,

          (v) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depositary institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depositary institution or trust company shall be at least A-l by S&P and P-1 by Moody's.

ERISA: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

ERISA Affiliate: Any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or any of its Subsidiaries or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or any of its Subsidiaries.

Eurodollar Disruption Event: The occurrence of any of the following: (i) a determination by any Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Advance, (ii) the failure of one or more of the reference banks to furnish timely information for purposes of determining the Adjusted LIBOR Rate, (iii) a determination by any Lender that the rate at which deposits of United States dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (iv) the inability of a Lender to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.

Eurodollar Reserve Percentage: Of any reference bank for any period, means the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such reference bank with respect to liabilities or assets consisting of or including eurocurrency liabilities having a term of one month.

Excess Nonsecuritization Proceeds: All Nonsecuritization Proceeds exceeding $30,000,000.

Exchange Act: The Securities Exchange Act of 1934, as amended from time to time, together with the rules and regulations in effect from time to time thereunder.

Facility Fee: As defined in the Fee Letter.

Facility Limit: (i) For the period from the Closing Date until the Paydown Date, an amount equal to the least of (A) $55,000,000 less the Excess Nonsecuritization Proceeds, (B) if the initial Advance shall have occurred, the Net Investment and (C) the sum of the Lender Facility Limits and (ii) from and after the Paydown Date, an amount equal to the lesser of (A) $44,000,000 and (B) the sum of the Lender Facility Limits.

Facility Overcollateralization:  For any Securitization Facility, the product of
(i) the applicable Securitization Facility Advance Rate and (ii) the excess of the "Eligible Receivables Balance" (as such term or similar term referring to the outstanding balance of all eligible receivables under such Securitization Facility as reduced for purposes of such Securitization Facility (it being understood that such amount is also reduced for defaults under such Securitization Facility) is defined in the related Securitization Facility), calculated as of the most recently reported determination date (or other similar date) for each such Securitization Facility over the amounts outstanding under such Securitization Facility represented by notes and/or certificates (but excluding the Residual Certificates and notional IO Certificates) not held by the Borrower, calculated as of the most recent determination date (or other similar date).

FDIC: The Federal Deposit Insurance Corporation.

Federal Funds Rate: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by Wachovia Bank and confirmed in Federal Reserve Board
Statistical Release H.15 (519) or any successor or substitute publication selected by Wachovia Bank (or, if such day is not a Business Day, for the next preceding Business Day), or if for any reason such rate is not available on any day, the rate determined, in the sole opinion of Wachovia Bank, to be the rate at which federal finds are being offered for sale in the national federal funds market at 9:00 a.m. Charlotte, North Carolina time.

Fee Letter: The letter agreement dated as of the date hereof between the Borrower and Wachovia Bank.

Fees: Any and all fees payable to the Administrative Agent or any Lender pursuant to the applicable Fee Letter, this Agreement or any other Transaction Document.

Fixed Charge Coverage Ratio: As of the end of any calendar quarter, for the twelve (12) calendar month period then ended, the ratio of (i) the Servicer's Adjusted EBITDA, to (ii) the aggregate Interest Expense for the same 12 month period plus the excess, if any, of (A) the sum of (1) Current Maturities and (2) $10,000,000 over (B) the Liquidity.

Funding Date: As defined in Section 3.3.

Funding Request: As defined in Section 2.1(a).

GAAP: Generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with Section 1.2 hereof), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

Governmental Authority: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

Grant: Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Agreement. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

Hedge Breakage Costs: For any Hedge Transaction, any amount payable by the Borrower for the early termination of that Hedge Transaction or any portion thereof.

Hedge Collateral: As defined in Section 6.3.

Hedge Counterparty: Any entity that (i) on the date of entering into any Hedge Transaction has a long-term unsecured debt rating of not less than A by S&P and not less than A2 by Moody's ("Long-term Rating Requirement") and a short-term unsecured debt rating of not less than A-l by S&P and not less than P-1 by Moody's ("Short-term Rating Requirement"), and (ii) in a Hedging Agreement (A) consents to the assignment of the Borrower's rights under the Hedging Agreement to the Administrative Agent for the benefit of the Secured Parties and (B) agrees that in the event that Moody's or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, or reduces its short-term unsecured debt rating below the Short-term Rating Requirement, it shall transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of clauses (i) and (ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

Hedge Transaction: Any interest rate cap or interest rate swap transactions between the Borrower and a Hedge Counterparty that is entered into pursuant to
Section 6.3 and is governed by a Hedging Agreement.

Hedging Agreement: Each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 6.3, which agreement shall consist of a "Master Agreement" in a form published by the International Swaps and Derivatives Association, Inc., together with a "Schedule" thereto in a form the Administrative Agent shall approve in writing, and each "Confirmation" thereunder confirming the specific terms of each such Hedge Transaction.

Incremental Securitization: Any term securitization of UAC's ,UACSC's or any of their respective Subsidiaries' receivables through the issuance of asset-backed securities occurring after the Initial Funding Date, excluding any NIMS Transaction.

Indebtedness: With respect to any Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (v) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, and (vi) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (i) through (v) above.

Indemnified Amounts: As defined in Section 9.1.

Indemnified Party: As defined in Section 9.1.

Initial Funding Date: The date on which the first Advance is made hereunder.

Interest Expense: For any period, the interest expense which is required to be shown as such on the financial statements of the Servicer prepared in accordance with GAAP.

IO Certificate: A certificate or other instrument issued by, or similar interest in, a trust or other special purpose entity with respect to a Securitization Facility representing the right to receive interest only on a notional principal amount and based on a planned amortization schedule.

Lender Facility Limit: (i) As to Wachovia Bank, (a) for the period from the Closing Date until the Paydown Date, an amount equal to (I) if the initial Advance has not occurred, $55,000,000 minus the Aggregate Syndicated Amount and
(II) if the initial Advance has occurred, its Pro Rata Share of the Net Investment and (b) from and after the Paydown Date, its Pro Rata Share of $44,000,000; provided, however, that if 180 days after the Closing Date, the Aggregate Syndicated Amount is less than the Minimum Syndicated Amount, then Wachovia Bank's Lender Facility Limit shall be $33,000,000 on such day and, beginning on the first (1st) Payment Date to occur after the Initial Funding
Date, reduced by $1,100,000 on each of the next six (6) consecutive Payment Dates; provided further that Wachovia Bank's Lender Facility Limit shall be reduced by Wachovia Bank's Pro Rata Share of the aggregate Required Principal Amounts since the Closing Date and by 100% of the Excess Nonsecuritization Proceeds; provided further, however, that the Wachovia Bank Lender Facility Limit shall not be reduced to less than $26,400,000, and (ii) as to any other Lender, the amount set forth in the Assignment Agreement executed by such Lender.

Lenders: Each of Wachovia Bank, the other Lenders named on the signature pages of this Agreement, and any Lender becoming a party hereto pursuant to an Assignment Agreement.

Level 1 Trigger: Unless waived by the Administrative Agent (with the consent of the Required Lenders), a Level 1 Trigger shall occur hereunder with respect to any Securitization Facility (i) with respect to any Securitization Facility that provides that the amount required to be on deposit in the reserve account or the spread account for such Securitization Facility (the "Required Spread Account
Amount" or such other similar term as defined in the related Securitization Facility Documents) shall be increased upon the occurrence (or nonoccurrence) of certain events specified therein, if the Required Spread Account Amount for such Securitization Facility is increased to a higher level than that required on the closing date of the related Securitization Facility; provided, however, that any such Level 1 Trigger shall be deemed cured hereunder if the Required Spread Account Amount under such Securitization Facility shall (other than as a result of a waiver or amendment to such Securitization Facility) revert back to the level required on the closing date of such Securitization Facility and (ii) with respect to any Securitization Facility that does not provide for an increase in the Required Spread Account Amount upon the occurrence (or nonoccurrence) of certain events, then a Level 1 trigger shall be deemed to have occurred hereunder for the related Securitization Facility, if the Cumulative Net Loss Percentage for such Securitization Facility shall exceed the following percentages on or after the relevant dates set forth below:



     Payment Dates Since               Cumulative
         Closing Date              Net Loss Percentage
     -------------------           -------------------
              6                           0.60%
              12                          1.75%
              18                          2.75%
              24                          3.60%
              30                          4.20%
              36                          4.85%
              42                          5.25%
              48                          5.50%
      49 and thereafter                   5.75%


; it being understood that the occurrence of a Level 1 Trigger pursuant to clause (ii) of this definition shall deemed to have been cured for any Securitization Facility if the Cumulative Net Loss Percentage for such Securitization Facility is lower than the percentage specified in the preceding table for any three (3) consecutive calendar months following the occurrence of such a Level 1 Trigger.

Level 2 Trigger: Unless waived by the Administrative Agent (with the consent of the Required Lenders), a Level 2 Trigger shall occur hereunder with respect to any Securitization Facility (i) with respect to any Securitization Facility that provides for the occurrence of a Servicer Event, a Default Event or a Trigger Event, if any of a Servicer Event, a Default Event or a Trigger Event shall have occurred under the related Securitization Facility; provided, however that any such Level 2 Trigger shall be deemed cured hereunder if the Servicer Default, Default Event or Trigger Event that caused such Level 2 Trigger to occur shall (other than as a result of a waiver or amendment to such Securitization Facility) be cured and (ii) with respect to any Securitization Facility that does not provide for the occurrence of a Servicer Event, a Default Event or a Trigger Event, if the Cumulative Net Loss Percentage for such Securitization Facility shall exceed the following percentages on or after the relevant dates set forth below:



     Payment Dates Since               Cumulative
         Closing Date              Net Loss Percentage
     -------------------           -------------------
              3                           0.75%
              6                           1.25%
              9                           2.00%
              12                          2.70%
              15                          3.30%
              18                          3.90%
              21                          4.50%
              24                          5.15%
              27                          5.60%
              30                          6.20%
              33                          6.55%
              36                          7.10%
              39                          7.50%
              42                          7.75%
              45                          8.00%
              48                          8.25%
              51                          8.50%
      52 and thereafter                   8.75%


; it being understood that the occurrence of a Level 2 Trigger pursuant to clause (ii) of this definition shall be deemed to have been cured for any Securitization Facility if the Cumulative Net Loss Percentage for such Securitization Facility is lower than the percentage specified in the preceding table for any three (3) consecutive calendar months following the occurrence of such Level 2 Trigger.

LIBOR Rate: For any day during any Accrual Period, an interest rate per annum equal to:

          (i) the posted rate for 30-day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the first day of the applicable Accrual Period; or

          (ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by Wachovia Bank at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States Dollars are being, have been, or would be offered or quoted by Wachovia Bank to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.

Lien: Any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever.

Liquiditv: The sum of (i) all unrestricted cash available to UAC and (ii) Total Borrowing Capacity.

Loan Account: As defined in Section 2.2(b).

Mandatory Prepayment Amount: With respect to any breach referred to in Section 2.4(b), the amount by which the Net Investment exceeds the Maximum Net Investment, plus all related Breakage Costs and all accrued and unpaid interest thereon to the date of the prepayment made pursuant to such Section 2.4(b).

Material Adverse Effect: Any material adverse effect upon (i) the financial condition or operations of the Borrower or any Related Seller, (ii) the ability of the Borrower or any Seller to perform its obligations under any Transaction Document to which it is a party, (iii) the legality, validity or enforceability of any Transaction Document, (iv) the interest of either the Borrower or the Administrative Agent (on behalf of the Secured Parties) in any of the Collateral or (v) the collectibility of the Collateral or any portion thereof

Maximum Net Investment: The least of (i) the product of (A) the Borrowing Base and (B) the Advance Rate, (ii) the product of (A) 2.25% and (B) the aggregate balance of all securities outstanding under the Securitization Facilities that are rated BBB- or higher by S&P or Baa3 or higher by Moody's, (iii) the product of (A) 30% and (B) the total value of the retained interest as determined by UAC in accordance with GAAP plus the reasonably estimated retained interest value of any Securitization Facility completed on UAC's balance sheet (not utilizing gain-on sale), and (iv) the Facility Limit.

Minimum Syndication Amount: $22,000,000.

Modified Contract: Any automobile, light-truck or van installment sales contract or installment loan and security agreement secured by an interest in an automobile, light-truck or van the terms of which have been modified and, as a result, such contract or agreement was repurchased by UAC from a Securitization Facility as required under the Securitization Facility Documents for such Securitization Facility.

Monthly Principal Payment Amount: With respect to any Payment Date, the amount, if any, necessary to reduce the Net Investment calculated as of the prior Payment Date, to the Maximum Net Investment calculated as of the last day of the related Accrual Period.

Monthly Report: As defined in Section 7.2(d)(i).

Moody's: Moody's Investors Service, Inc.

Net Income: For any period, the net income after taxes of the Servicer, determined in accordance with GAAP, consistently applied.

Net Investment: The aggregate amount advanced to the Borrower by the Lenders from time to time, minus the aggregate amount of Collections applied to reduce the Net Investment; provided, that the Net Investment shall be restored in the amount of any Collections applied if at any time the application of the amount of any such Collection is rescinded or must otherwise be returned for any reason.

NIMS Transaction: Any financing (other than the financing contemplated by this Agreement) involving any Securitization Facilities Collateral at any time entered into by UAC, any Seller or any of UAC's Subsidiaries.

Non-Funding Lender: As defined in Section l0.8(a)(iii).

Nonsecuritization Proceeds: Any proceeds received by UAC or any of its Subsidiaries from and after March 31, 2002 from any source upon the issuance of any securities or the incurrence of any Indebtedness for borrowed money, other than from a Securitization Facility, a NIMS Transaction or a warehouse funding vehicle.

Note: As defined in Section 2.2(a).

Obligations: All loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower to the Administrative Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Transaction Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower in bankruptcy, whether or not allowed in such case or proceeding), Fees, charges, expenses, attorneys' fees and any other sum chargeable to the Borrower under this Agreement or any of the other Transaction Documents.

Opinion of Counsel: One or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Borrower and who shall be satisfactory to the Administrative Agent, and shall be in form and substance satisfactory to the Administrative Agent.

Organizational Documents: For any Person, the documents for its formation and organization, which, for example, (i) for a corporation are its corporate charter and bylaws, (ii) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (iii) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (iv) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created,

Other Lender: As defined in Section 10.8(d).

Overcollateralization Increase Event: On any date of determination, (i) the Cash Flow Ratio is less than 80%, (ii) the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount for seven (7) consecutive days, or (iii) more than 25% of the total number of Securitization Facilities are in breach of a Level 2 Tngger.

Paydown Date: The earlier of (i) the first day following the Initial Funding Date on which the Net Investment is reduced to an amount less than or equal to $44,000,000 and (ii) the Termination Date.

Payment Date: The latest Payment Date occurring in a calendar month under any Securitization Facility as to which any amount is outstanding.

Performance Guarantor: UAC.

Performance Undertaking: That certain Performance Undertaking, dated as of the Initial Funding Date, by the Performance Guarantor in favor of the Borrower, substantially in the form of Exhibit 3.1(m).

Person: Any individual, corporation, estate, partnership, limited liability company, limited liability partnership, limited partnership, joint venture association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan established or maintained by the Transferor or any of its Subsidiaries or any ERISA Affiliate and which is subject to Title IV of ERISA.

Prime Rate: The rate announced by Wachovia Bank from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wachovia Bank in connection with extensions of credit to debtors.

Principal Overcollateralization: The aggregate of the Facility Overcollateralization for all Securitization Facilities; provided, however, that no Facility Overcollateralization related to any Securitization Facility entered into on or after the Closing Date whose lowest rated tranche not retained by UAC or any of its Subsidiaries is rated lower than BBB- by S&P or Baa3 or lower by Moody's shall be included in Principal Overcollateralization unless the Administrative Agent, in its sole discretion, has given its prior written consent to such inclusion.

Proceeding:   Any  suit  in  equity,   action  at  law  or  other   judicial  or
administrative proceeding. Program Fee: As defined in the Fee Letter.

Pro Rata Share: With respect to all matters relating to any Lender the percentage equivalent of the decimal obtained by dividing the Lender Facility Limit for such Lender by the Facility Limit.

PSC: Performance Securitization Corporation, a Delaware corporation.

PSC Assets: PSC Assets: The Class IC Certificate issued by the PSC 1998-1 Auto Trust representing the residual interest in such trust.

Purchase Agreement: That certain Securities Purchase Agreement, dated as of April 5, 2002 among the Borrower and UACSC.

Qualified Assignee: (i) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (ii) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to the Borrower without the imposition of any withholding or similar taxes; provided that no person determined by the Administrative Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no person or Affiliate of such person (other than a person that is already a Lender) holding subordinated debt or any equity interest issued by the Borrower shall be a Qualified Assignee.

Reporting Date: The day that is one (1) Business Day prior to each Payment Date.

Required Lenders: Lenders having (i) more than 51% of the Facility Limit of all Lenders, or (ii) if the Lender Facility Limits have been terminated, more than 51% of the Net Investment.

Required Principal Amount: (i) For each of the six (6) consecutive Payment Dates occurring after the Initial Funding Date, an amount equal to $1,833,333 so long as the Paydown Date has not occurred and thereafter, zero.

Required  Reserve Account Amount:  (i) Prior to the Initial Funding Date,  zero,
(ii) from the Initial Funding Date until the Paydown Date, $5,000,000, and (iii) from and after the Paydown Date, $4,000,000, provided that in no event shall the Required Reserve Account Amount be greater than the Net Investment.

Reserve  Account:  A  segregated   account   established  in  the  name  of  the
Administrative Agent pursuant to Section 4.2(a) of the Agreement for the benefit of the Secured Parties.

Reserve Account Withdrawal: As defined in Section 2.7(c).

Residual Certificate: Any certificate, Class IC Certificate or other similar instrument issued by, or similar interest in, a trust or other similar purpose entity with respect to a Securitization Facility and representing the residual interest in such trust and retained by UAC or one of its Subsidiaries.

Responsible Officer: With respect to any Person, the president, any vice president or assistant vice president or the controller of such Person, or any other officer or employee having similar functions.

Revolving Period: The period commencing on the Closing Date and ending on the Termination Date.

S&P: Standard and Poor's Rating Service, a division of The McGraw Hill Companies, Inc. Secured Parties: Each Lender and each Hedge Counterparty.

Securities Act: The Securities Act of 1933, as amended from time to time, together with the rules and regulations in effect from time to time thereunder

Securitization Facilities Collateral: As defined in the Security Agreement.

Securitization  Facilities  Reserve  Account  Amount:  The  aggregate  Available
Securitization Facilities Reserve Account Collateral in all Securitization Facilities.

Securitization Facility: Any term securitization facility of UAC's, UACSC's, or any of their respective Subsidiaries' (excluding PSC) receivables through the issuance of asset-backed securities existing as of the Closing Date and any Transferred Incremental Securitization.

Securitization Facility Advance Rate: For any Securitization Facility (i) 100% if such Securitization Facility has not breached a Level 1 or Level 2 Trigger,
(ii) 75% is such  Securitization  Facility  has  breached a Level 1 Trigger  and
(iii) 0% if such Securitization Facility has breached a Level 2 Trigger.

Securitization Facility Documents: Any agreement, document and instrument now or hereafter executed and/or delivered in connection with any Securitization Facility and all amendments, modifications, supplements, renewals, extensions, or restatements thereof.

Securitization Facility Servicer Reports: As defined in Section 7.2(d).

Securitization Servicer: Any Person acting as servicer under any Securitization Facility.

Security Agreement: That certain Security Agreement, dated as of the Initial Funding Date among the Borrower and the Administrative Agent, in the form of Exhibit A hereto.

Seller: Any seller under the Purchase Agreement.

Servicer: As defined in the Preamble.

Servicer  Advance:  Any advance  made by UAC,  as  Servicer  pursuant to Section
2.7(b).

Servicer Event: The occurrence of a "Servicer Event of Default" or "Servicer Termination Event" or a similar occurrence resulting in or constituting a default by any Securitization Servicer under any Securitization Facility as a result of which UAC (and/or its Subsidiaries) shall have been removed as Servicer.

Servicer Event of Default: As defined in Section 7.6.

Servicer Termination Notice: As defined in Section 7.7.

Servicer's Certificate: As defined in Section 7.2(d)(iii).

Servicer's Liabilities: At the time of determination and without duplication, all amounts which, in conformity with GAAP, would be included in total liabilities on a consolidated balance sheet of the Servicer.

Servicing and Collection Policy: Any written servicing and collection policies of UAC and its Subsidiaries pursuant to which the servicing obligations are performed under the Securitization Facility Documents.

Subordinated   Indebtedness:   The   Indebtedness  of  UAC  which  is  expressly
subordinate to the unsecured Indebtedness pursuant to agreements acceptable to the Administrative Agent in its sole discretion.

Subordinated Note: Any promissory note of the Borrower entered into in connection with any purchase by the Borrower under the Purchase Agreement, which note is in the form of Exhibit C to the Purchase Agreement.

Subsidiarv: (i) When used to determine the relationship of a Person to another Person, a Person of which an aggregate of more than 50% or more of the Capital Stock is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person, (A) if the holders of such Capital Stock (1) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (2) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (B) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest, and (ii) when used with respect to a Plan, ERISA, or a provision of the Code pertaining to employee benefit plans, means, with respect to a Person, any corporation, trade, or business (whether or not incorporated) which is under common control with such Person and is treated as a single employer with such Person under Section 4t4(b) or (iii) of the Code and the regulations thereunder.

Successor Servicer: As defined in Section 7.8(a).

State: Any one of the 50 states of the United States of America or the District of Columbia.

Tangible Net Worth: With respect to any Person, at any time, the consolidated stockholders' equity of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, minus intangible assets of such Person and its consolidated Subsidiaries (including, without limitation, capitalized fees and unrealized gains or losses reported as other comprehensive income/expense relating to hedging activities).

Tax: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

Termination Date: The earliest of (i) the day on which a Termination Event occurs, (ii) April 4, 2003 or such later date to which the Termination Date may be extended, if extended, with the consent of the Administrative Agent and each Lender or (iii) the Business Day specified in a written notice from the Borrower to the Administrative Agent.

Termination Event: As defined in Section 8.1.

Total Borrowing Capacity: On any day, the aggregate, for all committed borrowing facilities to which the Servicer or any of its Subsidiaries is a party (including, without limitation, the committed borrowing facility provided hereunder), of the positive excess, if any, of (i) the maximum amount that could be borrowed on such date under such facility (hereinafter, the "Potential Maximum Outstandings"), based upon the amount of receivables or other assets available to such facility and all reductions thereto pursuant to the documentation relating to such facility and the applicable advance rate (or other similar term) over (ii) the sum of (A) the principal amount (or similar amount) outstanding under such facility on such day and (B) any incremental increase in the reserve account (or similar term or concept) for such facility required to be deposited in the reserve account, assuming the principal amount (or similar amount) outstanding under such facility was equal to the Potential Maximum Outstandings for such facility.

Total Funded Indebtedness: The Indebtedness for borrowed money which would be shown on UAC's balance sheet prepared in accordance with GAAP, consistently applied.

Total Warehouse Borrowing Capacity: The product of (i) all receivables of UAC and its Subsidiaries which are eligible for placement under committed warehouse financing facilities of UAC or its Subsidiaries and (ii) the effective advance rate for such receivables (i.e. the blended rate for all such receivables).

Transaction Documents: This Agreement, the Security Agreement, the Purchase Agreement, the Notes, the Subordinated Notes, the Fee Letter and each other document and certificate delivered in connection herewith or therewith.

Transferred Incremental Securitization: Any Incremental Securitization entered into by UAC, UACSC or any of their respective Subsidiaries, the residual interest in which has been transferred to the Borrower.

Trigger Event: As to any Securitization Facility, an event constituting a "trigger event," as such term or similar term is defined in the Securitization Facility Documents that provide for the agreement with a surety provider or other Person to provide credit enhancement for such Securitization Facility, as an event permitting such surety provider or other Person to exercise administrative remedies including replacement of the related Securitization Servicer.

Trust 2000-C: The UACSC 1999 Master Owner Trust, Series 2000-C.

Trust 2001-B: The UACSC 1999 Master Owner Trust, Series 2001-B.

UAC: Union Acceptance Corporation, an Indiana corporation.

UACSC:  UAC Securitization Corporation, a Delaware corporation.

UAFC-2: UAFC-2 Corporation, a Delaware corporation.

UAFC-2 Assets: All rights of UAFC-2 under that certain Security Agreement dated as of August 1, 2001, among Union Acceptance Funding Corporation, Variable Funding Capital Corporation, UAFC-2, UAC, First Union Securities, Inc., First Union National Bank and certain bank lenders (the "Warehouse Security
Agreement") to receive allocations of Available Funds (as defined in the Warehouse Security Agreement) pursuant to Section 2.3(a)(xii) of the Warehouse Security Agreement, and the residual in certain accounts pursuant to Sections 2.10, 2.13 and 2.14 of the Warehouse Security Agreement.

UCC: Unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction.

Wachovia Amortized Limit: As defined in Section 2.11(b).

Wachovia  Bank:  Wachovia  Bank,  National   Association,   a  national  banking
association.

Yield: For any Accrual Period with respect to the Net Investment, the sum of the products (for each day during such Accrual Period) of:

         YR    x  NI  x    1
                          ---
                          360

         where:

         YR       =        the Yield Rate; and

         NI       =        the Net Investment on such day.

Yield Rate: With respect to the Net Investment, on any day, the Alternative Rate; provided, however, after the occurrence of a Termination Event, the Yield Rate shall be the greater of (i) the Adjusted LIBOR Rate plus 6.00% per annum and (ii) the Base Rate plus 3.00% per annum.

     Section 1.2 Other Terms.

     All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. Unless specified otherwise, all terms used in
Article 9 of the UCC and used but not specifically defined herein, are used herein as defined in such Article 9 of the UCC as in effect in the relevant jurisdiction.

     Section 1.3 Computation of Time Periods.

     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     Section 1.4 Interpretation.

     In each Transaction Document, unless a contrary intention appears:

          (a) the singular number includes the plural number and vice versa;

          (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

          (c) reference to any gender includes each other gender;

          (d) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

          (e)  reference  to any  Applicable  Law means such  Applicable  Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

                                  Article II.

                                    Advances

     Section 2.1 Advances.

     (a) Advances. Subject to the terms and conditions hereof, the Borrower may from time to time during the Revolving Period, request that the Lenders make available to the Borrower advances (each an "Advance") in an amount equal to the lesser of (i) such Lender's Pro Rata Share of the amount of the Advance and (ii) the unused amount of such Lender's Lender Facility Limit. The obligations of each Lender hereunder shall be several and not joint. Under no circumstances shall any Lender make any Advance if, after giving effect to such Advance, the Net Investment would exceed the lesser of (A) the Facility Limit and (B) the Maximum Net Investment.

     In connection with each Advance, the Borrower shall, by written notice to the Administrative Agent (a "Funding Request") substantially in the form of
Exhibit 2.1(a), request such Advance by 5:00 p.m. (Eastern Standard Time), at least three (3) Business Days prior to the proposed date of such Advance. Such Funding Request shall specify the proposed date of such Advance, the amount of such proposed Advance (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof). The Funding Request shall be accompanied by a report containing various items related to the Collateral as requested by the Administrative Agent including, without limitation, a calculation of the Borrowing Base and the Maximum Net Investment.

     (b) Funding Request Irrevocable. Each Funding Request shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Lenders and the Administrative Agent against any loss or expense by any of them, either directly or indirectly as a result of a failure by the Borrower to complete a requested Advance, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by any of them, either directly or indirectly, by reason of the liquidation or re-employment of funds acquired by any of them to complete the requested Advance.

     (c) Disbursement of Funds. No later than noon on the date of each Advance, the Administrative Agent shall make available to the Borrower the amount of such Advance by remitting or causing the remittance of the amount thereof, in same day funds, to an account of the Borrower as designated in the related Funding Request.

     Section 2.2 The Notes; Advances and Accounting.

     (a) The Borrower shall execute and deliver to each Lender a note to evidence the Lender Facility Limit of that Lender. Each note shall be in the principal amount of the Lender Facility Limit for the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 2.2(a) (each a "Note" and, collectively, the "Notes"). Each Note shall represent the obligation of the Borrower to pay the amount of the applicable Lender's Lender Facility Limit or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Advances made to the Borrower together with interest thereon. The Administrative Agent shall, and is hereby authorized to, make a notation on the schedule attached to each Note of the date and amount of each Advance and the date and amount of the payment of principal thereon.

     (b) The Administrative Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Advances or any other Obligations. All entries in the Loan Account shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Administrative Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to the Administrative Agent and the Lenders by the Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrower's duty to pay the Obligations. The Administrative Agent shall render to the Borrower a monthly accounting of transactions with respect to the Net Investment setting forth the balance of the Loan Account as to the Borrower for the immediately preceding month. Unless the Borrower notifies the Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on the Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

     Section 2.3 Termination or Reduction of the Facility Limit.

     (a) The Borrower may at anytime, upon at least ten (10) Business Days' prior written irrevocable notice to the Administrative Agent, terminate the Facility Limit by payment in full of (i) the Net Investment and (ii) Yield through the latest ending Accrual Period, together with all amounts due and payable hereunder, including any Breakage Costs. In addition, on such date, as a condition to the termination of the Facility Limit, all fees, expenses and other amounts payable to the Administrative Agent, any Lender or any other Person under this Agreement or any other Transaction Document through the latest ending Accrual Period shall be paid in full.

     (b) The Borrower may, upon at least ten (10) Business Days' prior written irrevocable notice to the Administrative Agent, reduce in whole or in part the unused portion of the Facility Limit (and each Lender's Lender Facility Limit shall be reduced by its Pro Rata Share of the amount of such reduction); provided, however, that each partial reduction of the Facility Limit shall be in an aggregate amount equal to at least $1,000,000 or an integral multiple thereof.

     Section 2.4 Prepayments.

     (a) Voluntary Prepayments. If any Seller repurchases a portion of the Collateral transferred to the Borrower pursuant to the Purchase Agreement, the Borrower may reduce that portion of the Net Investment attributable to Collateral being repurchased as described above; provided, that no such repurchase of Collateral or reduction of the Net Investment shall be permitted if (i) after giving effect to the reduction, the Net Investment is greater than the lesser of (A) the Maximum Net Investment and (B) the Facility Limit, (ii) such repurchase could have a Material Adverse Effect or (iii) a Termination Event has occurred or would occur as a result of such repurchase. The proceeds of any NIMS Transaction shall be applied to reduce each Lender's Pro Rata Share of the Net Investment.

     (b) Mandatory Prepayments. Upon discovery by the Administrative Agent, the Servicer or the Borrower of a breach of any of the representations, warranties or covenants relating to the Collateral and the servicing thereon (whether made hereunder, under any other Transaction Document or under the related Securitization Facility Documents), the party discovering such breach shall give prompt notice to the others, Within five (5) Business Days of such notice being given, if such breach shall result in the Net Investment exceeding the Maximum Net Investment, the Borrower shall make a payment to the Administrative Agent in respect of the Net Investment by depositing an amount equal to the Mandatory Prepayment Amount in the Collection Account to be applied pursuant to Section 2.7(a).

     Section 2.5 Yield.

     The Borrower shall pay Yield to the Administrative Agent, for the ratable benefit of the Lenders in accordance with the Advances made by each Lender, in arrears on each applicable Payment Date, at the applicable Yield Rate.

     Section 2.6 Fees.

     The Borrower shall pay in accordance with the Fee Letter such fees as are described therein and any other fees and expenses as required by the terms of this Agreement or any other Transaction Document. The Borrower shall pay all of the Structuring Agent's out-of-pocket expenses related to the transactions contemplated hereby.

     Section 2.7 Distributions.

     (a) The Borrower will duly and punctually pay the principal represented by and interest on the Net Investment in accordance with the terms of this Agreement. Without limiting the foregoing, the Borrower will cause the Servicer to distribute all Collections received during the related Accrual Period on deposit in the Collection Account on each Payment Date, in the following order of priority:

          (i) FIRST, to UAC, as Servicer, an amount equal to any unreimbursed Servicer Advances;

          (ii) SECOND, to each Hedge Counterparty, the amount due and owing under the related Hedging Agreement;

          (iii) THIRD, to the Administrative Agent for payment to each Lender, an amount equal to the sum of the following:

               (A) each Lender's Pro Rata Share of the Yield accrued during the related Accrual Period and any past due Yield (including interest on overdue amounts); and

               (B) each Lender's pro rata portion (based upon the ratio of the total amount of Fees payable on such Payment Date to the cash available to pay such Fees) of accrued and unpaid Fees for the related Accrual Period;

          (iv) FOURTH, to the Administrative Agent for payment to each Lender of its Pro Rata Share of the Monthly Principal Payment Amount;

          (v) FIFTH, to the Administrative Agent, for payment to each Lender its Pro Rata Share of the Required Principal Amount;

          (vi) SIXTH, (A) prior to the occurrence of the Termination Date, to the Reserve Account, until such time as the amount on deposit in the Reserve Account is equal to the Required Reserve Account Amount; and (B) upon the occurrence of the Termination Date, the remaining amounts to each Lender its Pro Rata Share of such amount to reduce its portion of the Net Investment until the Net Investment is reduced to zero;

          (vii) SEVENTH, to the Administrative Agent and each applicable Affected Party and Indemnified Party, all other amounts then due under this Agreement to the Administrative Agent, or the applicable Affected Party or Indemnified Party; and

          (viii) EIGHTH, the remaining amounts, if any, to the Borrower.

     (b) To the extent funds on deposit in the Collection Account are insufficient to pay the accrued and unpaid Yield for the related Accrual Period, on each Business Day on which an Accrual Period ends, UAC, as Servicer shall advance such amount (each such advance, a "Servicer Advance" and collectively, the "Servicer Advances"); provided, however, UAC, as Servicer shall not be required to make a Servicer Advance except to the extent that it reasonably and in good faith expects to be reimbursed for such Servicer Advance from the collections in the Collection Account (as determined in its sole discretion). UAC shall make a Servicer Advance on a Payment Date unless it has notified the Deal Agent in writing of its determination not to make such Servicer Advance on or before the Business Day immediately preceding the applicable Payment Date.

     (c) To the extent that Collections received during a Accrual Period and the amount of any Servicer Advance to be made on the related Payment Date are not sufficient to make the distribution on such Payment Date as set forth in Section 2.7(a)(ii), (iii), (iv) and (v), the Administrative Agent shall withdraw or cause to be withdrawn such amount as it determines in its sole discretion (the "Reserve Account Withdrawal") from the Reserve Account and deposit such amount into the Collection Account on such Payment Date.

     Section 2.8 Payments and Computations, Etc.

     (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited in the Collection Account or the Reserve Account by the Borrower or the Servicer shall be paid or deposited in accordance with the terms hereof no later than the close of business (Charlotte, North Carolina time) on the day when due in lawful money of the United States in immediately available funds. All computations of interest and all computations of Yield and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. The Borrower, or the Servicer, as applicable, shall, to the extent permitted by law, pay, pursuant to Section 2.7(a), to the Administrative Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Base Rate,

     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield, interest or any fee payable hereunder, as the case may be; provided, however, that, if such extension would cause payment of Yield on or Net Investment on which Yield accrues at the Adjusted LIBOR Rate to be made in the next following month, such payment shall be made on the next preceding Business Day.

     Section 2.9 Increased Costs; Capital Adequacy; Illegality.

     (a) If either (i) the introduction of, any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in, or any change in the interpretation of, any law or regulation or (ii) the compliance by a Lender or any Affiliate thereof (each of which, an "Affected Party") with any guideline or request, from any central bank or other
Governmental Authority (whether or not having the force of law), shall (A) subject an Affected Party to any tax (except for taxes on the overall net income of such Affected Party), duty or other charge with respect to the Net Investment, or any right to make Advances hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Yield), special deposit or similar requirement against assets of, deposits with or for the amount o~ or credit extended by, any Affected Party with respect to the Net Investment or (C) impose any other condition affecting a Lender's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then following delivery of written certification by such Affected Party to the Borrower such amount shall be paid to such Affected Party in accordance with the provisions of
Section 2.7(a).

     (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or
(ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then following delivery of written certification by such Affected Party to the Borrower such amount shall be paid to such Affected Party in accordance with the provisions of Section 2.7(a).

     (c) If a Lender shall notify the Administrative Agent that a Eurodollar Disruption Event as described in clause (i) of the definition of "Eurodollar Disruption Event" has occurred, the Administrative Agent shall in turn so notify the Borrower, whereupon the Net Investment in respect of which interest accrues at the Adjusted LIBOR Rate shall immediately accrue at the Base Rate.

     Section 2.10 Taxes.

     (a) All payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Affected Party, then the amount payable to such Person will be increased (such increase, the "Additional Amount") such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on a Affected Party or the Administrative Agent, respectively, with respect to payments required to be made by the Borrower under this Agreement, by a taxing jurisdiction in which such Affected Party or the Administrative Agent is organized, conducts business or is paying taxes as of the Closing Date (as the case may be).

     (b) The Borrower will indemnify each Affected Party for the full amount of Taxes payable by such Person in addition to Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be paid to the Affected Party in accordance with the provisions of Section 2.7(a).

     (c) Within thirty (30) days after the date of any payment by the Borrower of any Taxes in connection with a deduction or withholding described in subsection (a) above, the Borrower will furnish to the Administrative Agent, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

     (d) If a Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent, (i) within fifteen (15) days after the date hereof, or, if such Lender becomes a Lender after the Closing Date, the date on which such Lender becomes a Lender hereunder, two (2) (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-8BEN or Form W-8ECI (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender, as the ease may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.10(d), copies (in such numbers as may from time to time be prescribed by Applicable Law) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Law to permit the Borrower to make payments hereunder for the account of such Lender, without deduction or withholding of United States federal income or similar Taxes.

     (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the termination of this Agreement.

     Section 2.11 Special Amortization of Wachovia Bank's Net Investment.

     (a) In addition to its right to receive its Pro Rata Share of all payments in reduction of its portion of the Net Investment, from and after the Initial Funding Date, Wachovia Bank shall have the exclusive right to receive additional, non-pro-rata payments in reduction of its portion of the Net Investment in amounts from time to time equal to the Excess Nonsecuritization Proceeds to the extent and as provided for in subsection (b) of this Section
2.11. All payments to Wachovia Bank of Excess Nonsecuritization Proceeds shall be the sole property of Wachovia Bank and shall not be subject to the provisions of this Agreement regarding sharing of payments among the Lenders, including without limitation Section 10.7.

     (b) From and after the Initial Funding Date, any Excess Nonsecuritization Proceeds paid by the Borrower to Wachovia Bank shall be applied by Wachovia Bank to reduce Wachovia Bank's portion of the Net Investment until such time that its portion of the Net Investment is $26,400,000 (the "Wachovia Amortized Limit"). Any payment made to Wachovia Bank pursuant to this Section 2.11 shall be made directly to an account specified by Wachovia Bank, in immediately available funds. From and after the date on which Wachovia Bank's portion of the Net Investment is reduced to or below the Wachovia Amortized Limit, no further amounts shall be paid to Wachovia Bank pursuant to this Section 2.11.

     Section 2.12 Clean Up Call in Securitization Facilities.

     If any Securitization Facility becomes subject to a clean up call, upon payment by the Borrower by wire transfer in immediately available funds to the Collection Account of an amount equal to the Clean Up Call Amount, to be applied pursuant to Section 2.7(a), the Residual Certificate related to such Securitization Facility shall be deemed released from the security interest of the Administrative Agent on behalf of the Secured Parties.

                                  Article III.

                             Conditions to Advances

     Section 3.1 Conditions Precedent to Closing Date.

     The following conditions shall, in the opinion of the Administrative Agent, be satisfied on or before the Closing Date:

     (a) [Reserved].

     (b) The Administrative Agent shall have received an opinion in form and substance satisfactory to the Administrative Agent, dated the Closing Date, from Barnes & Thornburg, special counsel for the Borrower, to the effect that:

          (i) The Borrower in an entity duly organized, existing and in good standing under the laws of the State of its incorporation or formation as applicable, with corporate power and authority to own its properties and conduct its business as currently conducted; and the Borrower is qualified to do business as a foreign corporation in good standing in each jurisdiction where such qualification is required;

          (ii) Each of the Transaction Documents executed on or before the Closing Date to which it is a party has been duly authorized, executed and delivered by the Borrower and is a valid and binding agreement, enforceable against the Borrower in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

          (iii) No authorization, approval, consent or order of, or filing with, any court or Governmental Authority is required by the Borrower in connection with the consummation of the transactions contemplated in the Transaction Documents, except such as have been obtained;

          (iv) Such counsel knows of no actions, proceedings or investigations pending before any court or Governmental Authority against the Borrower (A) asserting the invalidity of any of the Transaction Documents to which it is a party, (B) seeking to prevent the consummation by the Borrower of any of the transactions contemplated by the Transaction Documents or (C) which might materially and adversely affect the performance by the Borrower of its obligations under the Transaction Documents; and

          (v) The Borrower is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

     (c) The Administrative Agent shall have received certificates of each of the Borrower and the Servicer, dated the Closing Date, stating that (i) its representations and warranties made herein and in the other Transaction Documents executed on or before the Closing Date are true and correct as of the Closing Date, and (ii) it has complied with all agreements and satisfied all conditions to be satisfied on its part pursuant to the Transaction Documents executed on or prior to the Closing Date.

     (d) Each party shall have performed and complied with all agreements and conditions contained herein and all other Transaction Documents executed on or before the Closing Date which are required to be performed or complied with by such party on or before the Closing Date.

     (e) This Agreement and all other Transaction Documents to be executed on or before the Closing Date shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Closing Date and shall be in form and substance satisfactory to the Administrative Agent.

     (f) The Administrative Agent shall have received on or before the Closing Date, the following, in each case in form and substance satisfactory to it:

          (i) a copy of the resolutions and Organizational Documents of the Borrower, certified by an Authorized Officer of the Borrower as of the Closing Date, duly authorizing the execution, delivery and performance by the Borrower of the documents executed by or on behalf of the Borrower in connection with the transactions contemplated by the Transaction Documents; and an incumbency certificate of the Borrower as to the person or persons executing and delivering each such document;

          (ii) a copy of the resolutions and the Organizational Documents of the Servicer certified by an Authorized Officer of the Servicer as of the Closing Date, duly authorizing the execution, performance and delivery by the Servicer of this Agreement and any other documents executed by or on behalf of the Servicer in connection with the transactions contemplated by the Transaction Documents; and an incumbency certificate of the Servicer as to the person or persons executing or delivery each such document;

          (iii) a copy of an officially certified document dated not more than thirty (30) days prior to the Closing Date evidencing good standing of the Borrower; and

          (iv) such other documents and evidence with respect to the Borrower and the Servicer as the Administrative Agent may request.

     (g) No fact or condition shall exist as of the Closing Date under Applicable Law which in the Administrative Agent's reasonable opinion would make it unlawful for the Borrower or the Servicer to perform their respective obligations under this Agreement.

     (h) The Servicer shall certify to the Administrative Agent that no Servicer Event or Default Event (other than under Trust 2000-C and Trust 2001-B) shall have occurred on or prior to the Closing Date.

     (i) As of the Closing Date, no action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or Governmental Authority nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Authority to set aside, restrain, enjoin or prevent the performance of this Agreement or any of the other agreements or the transactions contemplated hereby.

     (j) [Reserved].

     (k) There has been no material adverse change in the condition (financial or otherwise), business operations, results of operations or properties of the Servicer or the Borrower since December 31, 2001.

     (l) The Fee Letter, duly executed by the parties thereto in form and substance satisfactory to the Deal Agent shall have been delivered to the Deal Agent and the Administrative Agent on or before the Closing Date.

     (m) The Reserve Account and the Collection Account shall have been established at Wachovia Bank on or before the Closing Date.

     (n) [Reserved].

     (o) The Administrative Agent shall, as of the Closing Date have been furnished with such other documents and opinions (including executed copies, addressed to it or otherwise expressly allowing it to rely on such documents or opinions) delivered to any other person in connection with this Agreement and the transactions contemplated hereby as it may reasonably require, and all documents and opinions as well as actions and proceedings taken by the Borrower in connection with the transaction contemplated herein shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     Section 3.2 Conditions Precedent to Initial Advance.

     The obligations of the Lenders under this Agreement to make the initial Advance are subject to satisfaction of the following conditions on or before the Initial Funding Date:

     (a) The Administrative Agent shall have received an opinion, dated the Initial Funding Date, of Barnes & Thornburg, special counsel to the Seller and the Borrower, as to "true sale" of the Collateral from the Seller to the Borrower under the Bankruptcy Code in form and substance satisfactory to the Administrative Agent.

     (b) The Administrative Agent shall have received an opinion in form and substance satisfactory to the Administrative Agent, dated the Initial Funding Date, from Barnes & Thornburg, special counsel for the Borrower, to the effect that:

          (i) The Borrower is an entity duly organized, existing and in good standing under the laws of the State of its incorporation or formation as applicable, with corporate power and authority to own its properties and conduct its business as currently conducted; and it is qualified to do business as a foreign corporation in good standing in each jurisdiction where such qualification is required;

          (ii) Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Borrower and is a valid and binding agreement, enforceable against the Borrower in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

          (iii) The pledge of the Collateral pledged by the Borrower to the Administrative Agent, for the benefit of the Secured Parties, the compliance by the Borrower with all of the provisions of the Transaction Documents and the consummation of the transactions therein or herein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any security agreement, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Borrower is a party or by which the Borrower is bound or to which any of the property or assets of the Borrower is subject, (B) result in any violation of the provisions of any order known to such counsel of any court or Governmental Authority having jurisdiction over the Borrower or any of its properties or (C) result in any violation of the provisions of the Organization Documents of the Borrower or any Applicable Law;

          (iv) Confirming that no authorization, approval, consent or order of, or filing with, any court or Governmental Authority is required by the
     Borrower in connection with the consummation of the transactions contemplated in the Transaction Documents, except such as have been obtained;

          (v) Confirming that such counsel knows of no actions, proceedings or investigations pending before any court or Governmental Authority against the Borrower (A) asserting the invalidity of any of the Transaction Documents to which it is a party, (B) seeking to prevent the consummation by the Borrower of any of the transactions contemplated by the Transaction Documents or (C) which might materially and adversely affect the performance by the Borrower of its obligations under the Transaction Documents;

          (vi) The provisions of the Security Agreement are effective to create a valid security interest in the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such security interest is perfected and prior to all other creditors of and purchasers of the Borrower; and

          (vii) Confirming that the Borrower is not required to be registered as an investment company" under the Investment Company Act of 1940, as amended.

     (c) The Administrative Agent shall have received an opinion in form and substance satisfactory to the Administrative Agent, dated the Initial Funding Date, from Barnes & Thornburg, counsel to the Seller, to the effect that:

          (i) Each Seller is an entity duly organized, existing and in good standing under the laws of the State of its incorporation or formation as applicable, with corporate power and authority to own its properties and conduct its business as currently conducted; and each Seller is qualified to do business as a foreign corporation in good standing in each jurisdiction where such qualification is required;

          (ii) Each Seller has or had at all relevant times full power, authority and legal right to exercise, deliver and perform its obligations under each Transaction Document to which it is a party; and has or had at all relevant times full power, authority and legal right to acquire, own and transfer the Collateral and the other property pursuant to the Purchase Agreement;

          (iii) The Purchase Agreement has been duly authorized, executed and delivered by each Seller and is a valid and binding agreement, enforceable against such Seller in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

          (iv) The transfer of the Collateral and the other property transferred by each Seller to the Borrower pursuant to the Purchase Agreement, the compliance by each Seller with all of the provisions of the Transaction Documents and the consummation of the transactions therein or herein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any security agreement, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any Seller is a party or by which any Seller is bound or to which any of the property or assets of any Seller is subject, (B) result in any violation of the provisions of any order known to such counsel of any court or Governmental Authority having jurisdiction over any Seller or any of its properties or (C) result in any violation of the provisions of the articles of incorporation, by-laws, certificate of formation, operating agreement or partnership agreement as applicable, of any Seller or any statute or any Applicable Law;

          (v) No authorization, approval, consent or order of, or filing with, any court or Governmental Authority is required by any Seller in connection with the consummation of the transactions contemplated in the Transaction Documents, except such as have been obtained;

          (vi) Such counsel knows of no actions, proceedings or investigations pending before any court or Governmental Authority against any Seller (A) asserting the invalidity of the Transaction Documents to which it is a party, (B) seeking to prevent the consummation by any Seller of any of the transactions contemplated by the Transaction Documents or (C) which might materially and adversely affect the performance by any Seller of its obligations under the Transaction Documents; and

          (vii) The provisions of the Purchase Agreement are effective to create a valid security interest in the Collateral in favor of the Borrower and such security interest is perfected and prior to all other creditors of and purchasers of any Seller.

     (d) The Administrative Agent shall have received certificates of each of the Borrower, the Seller and the Servicer, dated the Initial Funding Date, stating that (i) its representations and warranties made herein and in the other Transaction Documents are true and correct as of the Initial Funding Date, and
(ii) it has complied with all agreements and satisfied all conditions to be satisfied on its part pursuant to the Transaction Documents on or prior to the Initial Funding Date.

     (e) Each party shall have performed and complied with all agreements and conditions contained herein, in the Security Agreement and all other Transaction Documents which are required to be performed or complied with by such party on or before the Initial Funding Date.

     (f) This Agreement, the Purchase Agreement, the Security Agreement and all other Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Initial Funding Date and shall be in form and substance satisfactory to the Administrative Agent.

     (g) The Administrative Agent shall have received on or before the Initial Funding Date, the following, in each case in form and substance satisfactory to it:

          (i) a copy of the resolutions and the Organizational Documents of each Seller certified by an Authorized Officer of each Seller as of the Initial Funding Date, duly authorizing the execution, performance and delivery by each Seller of the Purchase Agreement and any other documents executed by or on behalf of such Seller in connection with the transactions contemplated by the Transaction Documents; and an incumbency certificate of each Seller as to the person or persons executing or delivery each such document;

          (ii) certified completed copies of requests for information or copies (or a similar search report certified by a party acceptable to the Administrative Agent), dated not more than thirty (30) days prior to the Initial Funding Date, listing all effective financing statements that name the Borrower or any Seller as debtor and that are filed in the jurisdictions in which the financing statements described in clause (i) of this Section 3.2 were filed, together with copies of such financing statements, and similar search reports with respect to federal tax liens in all appropriate jurisdictions (none of which, other than the financing statements in Section 3.2(i), shall cover any of the Collateral);

          (iii) a copy of an officially certified document dated not more than thirty (30) days prior to the Initial Funding Date evidencing good standing of each of the Borrower, the Servicer and the Seller; and

          (iv) such other documents and evidence with respect to the Borrower, any Seller and the Servicer as the Administrative Agent may request.

     (h) No fact or condition shall exist as of the Initial Funding Date under Applicable Law which in the Administrative Agent's reasonable opinion would make it unlawful for the Borrower or any of the other parties thereto to perform their respective obligations under this Agreement, the Security Agreement, the Purchase Agreement or any other Transaction Document.

     (i) On or prior to the Initial Funding Date, the Borrower and each Seller shall have filed any financing statements, termination statements or amendments thereto, wherever necessary or advisable, in order to perfect the transfers and assignments of the Collateral to the Borrower and the grant of the security interest therein to the Administrative Agent and shall have delivered file-stamped copies of such financing statements or other evidence of the filing thereof to the Administrative Agent.

     (j) All taxes and fees due in connection with the filing of the financing statements referred to in clause (i) of this Section 3.2 shall have been paid in full or duly provided for.

     (k) Each Seller and the Servicer shall certify to the Administrative Agent that no Servicer Event or Default Event shall have occurred on or prior to the Initial Funding Date.

     (1) As of the Initial Funding Date, no action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or Governmental Authority nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Authority to set aside, restrain, enjoin or prevent the performance of this Agreement, any Transaction Document or any of the other agreements or the transactions contemplated hereby.

     (m) There has been no material adverse change (excluding adverse changes in the underlying loans, contracts or receivables in the Securitization Facilities) in the condition (financial or otherwise), business operations, results of operations or properties of any Seller or the Borrower since the Closing Date.

     (n) On or prior to the Initial Funding Date, the Borrower shall have provided evidence satisfactory to the Administrative Agent that UAC has extinguished by payment in full, or will extinguish by payment in full simultaneously with the initial Advance, all of its senior and subordinated corporate debt that matures on or before May 30, 2003.

     (o) The Required Reserve Account Amount shall have been deposited in the Reserve Account on or before the Initial Funding Date.

     (p) The Hedge Requirements set forth in Section 6.3 shall have been satisfied on or before the Initial Funding Date.

     (q) On or prior to the Initial Funding Date, the Borrower shall have provided evidence satisfactory to the Administrative Agent that the Borrower is the owner of the PSC Assets, the UAFC-2 Assets and any and all rights (but none of the obligations) related thereto.

     (r) The Administrative Agent shall have received an opinion dated the Initial Funding Date, of Barnes & Thornburg, special counsel to PSC and UAFC-2 as to "true sale" or other absolute assignment of the PSC Assets directly or indirectly from PSC to the Borrower and the UAFC-2 Assets directly or indirectly from UAFC-2 to the Borrower in form and substance satisfactory to the Administrative Agent.

     (s) The Administrative Agent shall have received an opinion dated the Initial Funding Date, of Barnes Thornburg, special counsel to the Borrower, PSC and UAFC-2, to the effect that a valid security interest in the PSC Assets and the UAFC-2 Assets has been created in favor of the Borrower and that such security interest is perfected and prior to all other creditors of and purchasers of PSC and UAFC-2, respectively.

     (t) The Performance Undertaking, duly executed by the parties thereto in form and substance satisfactory to the Deal Agent shall have been delivered to the Deal Agent and the Administrative Agent on or before the Initial Funding Date.

     (u) The Borrower and UAC shall have taken the necessary action including, without, limitation, filed any financing statements, termination statements or amendments thereto, wherever necessary or advisable, in order to perfect the grant of the security interest in the Modified Contracts to the Borrower and the grant therein to the Administrative Agent and shall have delivered file-stamped copies of such financing statements or other evidence of the filing thereof to the Administrative Agent.

     (v) The Administrative Agent shall have received an opinion dated the Initial Funding Date, of Barnes & Thornburg, special counsel to UAC, to the effect that (i) a valid security interest in the Modified Contracts has been created in favor of the Borrower and that such security interest is perfected and prior to all other creditors of and purchasers of UAC and (ii) a valid security interest in the Modified Contracts has been created in favor of the Administrative Agent and that such security interest is perfected and prior to all other creditors of and purchasers of Borrower, in each case in form and substance satisfactory to the Administrative Agent.

     (w) The Administrative Agent shall have received an opinion dated the Initial Funding Date, of Barnes & Thornburg, special counsel to the Servicer regarding due authorization, execution, delivery, enforceability and other corporate matters and such other matters as the Administrative Agent may request in form and substance satisfactory to the Administrative Agent.

     (x) The Administrative Agent shall, as of the Initial Funding Date, have been furnished with such other documents and opinions (including executed copies, addressed to it or otherwise expressly allowing it to rely thereon of such documents or opinions) delivered to any other person in connection with this Agreement and the transactions contemplated hereby as it may reasonably require, and all documents and opinions as well as actions and proceedings taken by the Borrower in connection with the transaction contemplated herein shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     (y) On the Initial Funding Date, the Cash Flow Ratio shall equal or exceed 70%.

     (z) The Administrative Agent shall have received an opinion, dated the Initial Funding Date, of Barnes & Thornburg, special counsel to the Seller and the Borrower, as to substantive nonconsolidation issues under the Bankruptcy Code in form and substance satisfactory to the Administrative Agent.

     Section 3.3 Conditions Precedent to Each Advance.

     The obligations of any Lender to make Advances (including the initial Advance) are subject to the accuracy of the representations and warranties on the part of the Borrower contained herein, in the Security Agreement and the other Transaction Documents and to the satisfaction of the following additional conditions on the date of each such Advance (each such date, a "Funding Date").

     (a) On or before the related Funding Date, the Borrower shall have certified in the related Funding Request that:

          (i) no event has occurred, or would result from such Advances, which constitutes or, which, with the passage of time or the giving of notice, or both could become a Termination Event;

          (ii) no event has occurred, or would result from such Advance, which constitutes or, which, with the passage of time or the giving of notice, or both could become an Overcollateralization Increase Event;

          (iii) the representations and warranties of the Borrower set forth herein, in the Security Agreement and the Transaction Documents are true and correct as though made on and as of such date; and

          (iv) the Borrower is in compliance with each of its covenants set forth herein, in the Security Agreement and each of the other Transaction Documents.

     (b) Before and after giving effect to such Advance and to the application of proceeds therefrom, the Net Investment does not exceed the lesser of (i) the Facility Limit and (ii) the Maximum Net Investment.

     (c) The amount on deposit in the Reserve Account on the date of such Advance is equal to the Required Reserve Account Amount.

     (d) The Borrower shall have delivered (or caused to be delivered) to the Administrative Agent the most recently required Monthly Report.

     (e) On the related Funding Date, the Servicer shall have certified in writing to the Deal Agent and the Administrative Agent that no Servicer Event of Default has occurred and no event has occurred which, with the passage of time or the giving of notice, or both could become a Servicer Event of Default.

     (f) Each party shall have performed and complied with all agreements and conditions contained herein, in the Security Agreement and all other Transaction Documents which are required to be performed or complied with by such party on or before such Funding Date.

     (g) This Agreement, the Purchase Agreement, the Security Agreement and all other Transaction Documents shall be in full force and effect on such Funding Date and in form and substance satisfactory to the Administrative Agent.

     (h) No fact or condition shall exist as of such Funding Date under Applicable Law which in the Administrative Agent's reasonable opinion would make it unlawful for the Borrower or any of the other parties thereto to perform their respective obligations under this Agreement, the Security Agreement, the Purchase Agreement or any other Transaction Document.

     (i) For any Funding Date other than the Initial Funding Date, if such Advance relates to any Collateral that became Collateral after the date of the most recent prior Funding Date, each of the Additional Collateral Conditions shall, in the opinion of the Administrative Agent, have been satisfied on or before such Funding Date.

     (j) As of such Funding Date, no action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or Governmental Authority nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Authority to set aside, restrain, enjoin or prevent the performance of this Agreement or any of the other agreements or the transactions contemplated hereby.

                                   Article IV

                       Collection Account; Reserve Account

     Section 4.1 Collection Account.

     (a) The Administrative Agent shall establish and maintain in the name of the Administrative Agent, for the benefit of the Secured Parties as their interests may appear from time to time, an Eligible Deposit Account of the type described in clause (i) of the definition thereof, which shall be known as the collection account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

     (b) From and after the Initial Funding Date, the Borrower shall or shall have arranged for each Seller to require the trustee of each of the
Securitization Facilities to remit any payments due to the Borrower in connection with the portion of the Collateral related to such Securitization Facility directly to the Collection Account. The Borrower shall cause all payments received under or pursuant to any Hedge Transaction to be deposited directly to the Collection Account. Amounts on deposit in the Collection Account shall be applied on each Payment Date pursuant to Section 2.7.

     (c) The Collection Account shall be established with Wachovia Bank. All amounts held in such account shall, to the extent permitted by applicable laws, rules and regulations, be invested at the written direction of the Borrower, by the bank or trust company maintaining the Collection Account in Eligible Investments that will mature on the Business Day immediately preceding the next Payment Date. Should the Collection Account no longer be an Eligible Deposit Account, then the Administrative Agent shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Required Lenders shall consent), with such bank's or trust company's assistance as necessary, cause the Collection Account to be moved to a bank or trust company such that the Collection Account will be an Eligible Deposit Account.

     Section 4.2 Reserve Account.

     (a) UAC, as Servicer shall establish and maintain in the name of the Administrative Agent, for the ratable benefit of the Secured Parties, an Eligible Deposit Account known as the reserve account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Except as otherwise provided in this Agreement, the Administrative Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof.

     (b) If on any Payment Date, prior to the occurrence of a Termination Event, after giving effect to any Reserve Account Withdrawals, the amount on deposit in the Reserve Account would exceed the Required Reserve Account Amount, such excess shall be released to the Borrower. Upon the occurrence of a Termination Event, all amounts on deposit in the Reserve Account may, at the direction of the Required Lenders, be applied by the Administrative Agent to reduce the Net Investment. Upon the indefeasible payment in full in cash of all amounts owing under this Agreement and any other Transaction Document, all amounts on deposit in the Reserve Account shall be released to the Borrower.

     (c) The Reserve Account shall be established with Wachovia Bank. All amounts held in such account shall, to the extent permitted by applicable laws, rules and regulations, be invested at the written direction of the Administrative Agent (or if the Administrative Agent shall so advise in writing, the Borrower), by the bank or trust company maintaining the Reserve Account in Eligible Investments that will mature on the Business Day immediately preceding the next Payment Date. Should the Reserve Account no longer be an Eligible Deposit Account, then the Administrative Agent shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Required Lenders shall consent), with such bank's or trust company's assistance as necessary, cause the Reserve Account to be moved to a bank or trust company such that the Reserve Account will be an Eligible Deposit Account.

                                    Article V

                 Representations and Warranties of the Borrower

     Section 5.1 Representations and Warranties of the Borrower.

     The Borrower represents and warrants as of the date hereof and as of the date of each Advance as follows:

     (a) Organization and Good Standing. The Borrower's jurisdiction of organization is correctly set forth in the preamble to this Agreement and such jurisdiction is its sole jurisdiction of organization. The Borrower is a "registered organization" as defined in the UCC in effect in such jurisdiction. The Borrower is validly existing and in good standing under the laws of its jurisdiction of organization and no other jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. The Borrower has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document.

     (b) Due qualification. The Borrower is duly qualified to do business and is in good standing as a foreign entity, and has obtained all necessary licenses, authorizations, consents and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses, authorizations, consents and approvals would have a Material Adverse Effect on the conduct of the Borrower's business.

     (c) Due Authorization. The execution and delivery by the Borrower of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and its use of the proceeds of Advances made hereunder, are within its corporate power and authority and have been duly authorized by all necessary corporate actions on its part.

     (d) No Conflict. The execution and delivery of this Agreement, each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract, material indenture, mortgage, deed of trust or instrument to which it is a party or by which any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Lien upon any of its properties (except as created pursuant to the Transaction Documents).

     (e) No Proceedings. There are no proceedings or investigations pending or threatened, before any court, regulatory body, administrative agency, arbitrator or other tribunal or Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (iii) seeking any determination or ruling that, individually or in the aggregate, in the reasonable judgment of the Borrower, could adversely affect the performance by the Borrower of its obligations under this Agreement or any other Transaction Document, or (iv) seeking any determination or ruling that could adversely affect the validity or enforceability of this Agreement or any other Transaction Document.

     (f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the Closing Date hereof in connection with the execution and delivery of this Agreement and each other Transaction Document to which it is a party, the performance by the Borrower of the transactions contemplated by this Agreement and each other Transaction Document and the fulfillment by the Borrower of the terms hereof and thereof, have been obtained.

     (g) Solvency. The Borrower is solvent and at the time of (and immediately after) each Advance, the Borrower shall have been solvent.

     (h) No Event of Default. After giving effect to the transactions contemplated by the Transaction Documents, no Default Event or Servicer Event under any Securitization Facility exists, except under Trust 2000-C and Trust 2001-B.

     (i) Information Furnished to the Administrative Agent. All information furnished by or on behalf of the Borrower to the Administrative Agent is true and complete in all material respects. Each representation and warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto or in connection herewith is true and correct in all material respects.

     (j) Taxes. The Borrower has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all its taxes, assessments and other governmental charges.

     (k) Compliance. The Borrower has complied in all material respects with all Applicable Laws in respect of the conduct of its business and ownership of its property.

     (1) Investment Company. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by any such Person.

     (m) Separateness. From the date of the formation of the Borrower, the Borrower has complied with all provisions of Section 6.1(d) applicable to it.

     (n) Collateral. From and after the Initial Funding Date, the Borrower is the legal and beneficial owner of the Collateral, free and clear of any Liens and the claims of any third party, except as created by the Transaction Documents. From and after the Initial Funding Date, there have been filed all financing statements or other similar documents or instruments necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower's ownership interest in the Collateral. The Borrower has not entered into or consented or agreed to any amendment, modification, waiver, restatement or replacement of the Purchase Agreement or any of the terms or provisions thereof except those to which the Administrative Agent (with the consent of the Required Lenders) has given its prior written approval.

                                   Article VI

                            Covenants of the Borrower

     Section 6.1 Affirmative Covenants of Borrower.

     Until the date on which the Net Investment has been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Borrower hereby covenants as follows:

     (a) Maintenance of Existence. The Borrower will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents, the Collateral and each other instrument or agreement included in the Collateral.

     (b) Compliance with Laws. The Borrower will comply with the requirements of all Applicable Laws, the non-compliance of which would, individually or in the aggregate, materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document.

     (c) Maintenance of Books and Records: Inspections. (i) The Borrower shall maintain its books and records separate from the books and records of any other entity. The officers of the Administrative Agent, or such employees of the Administrative Agent as the Administrative Agent may designate, during normal business hours, with reasonable notice, may visit and inspect any of the properties of the Borrower, examine (either by the Administrative Agent or the Administrative Agent's agents or employees) any of the Collateral, or other assets of the Borrower, including the books of account of the Borrower, and discuss the affairs, finances and accounts of the Borrower with its officers and with its independent accountants, at such times as they may reasonably desire.

          (ii) The Administrative Agent may conduct at any time during normal business hours, with reasonable notice, and from time to time, and the Borrower will fully cooperate with, field examinations and audits of the inventory and business affairs of the Borrower. Unless, in the opinion of the Administrative Agent or the Deal Agent, a material adverse change in the financial condition of the Borrower, the Servicer or their respective Subsidiaries has occurred, such examination will be conducted no more than three (3) times per year. The Borrower shall reimburse the Administrative Agent for all out-of-pocket costs and expenses in connection with such examinations.

     (d) Maintenance of Separate Existence. The Borrower will do all things necessary to maintain its corporate existence separate and apart from any Seller and all other Affiliates of any Seller, including, without limitation, (i) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records; (ii) maintaining at least one (1) corporate director who is not an officer, director or employee of any of its Affiliates (other than other bankruptcy remote Subsidiaries of UAC); (iii)
refraining from holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates; (iv) maintaining all of its deposit and other bank accounts and all of its assets separate from those of any other Person; (v) maintaining all of its financial records separate and apart from those of any other Person and ensuring UAC's consolidated financial statements relating to the Borrower and its Affiliates on a consolidated basis contain appropriate disclosures concerning the Borrower's separate existence; (vi) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (vii) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Borrower, the Seller or any other Affiliate of the Borrower to substantively consolidate assets and liabilities of the Borrower with the assets and liabilities of any such Person or any other Affiliate of the Borrower; (viii) maintaining adequate capitalization in light of its business and purpose; (ix) conducting all of its business (whether written or oral) solely in its own name; (x) paying appropriate rent for any premises it leases from any Seller or any of its Affiliates; and (xi) compensating in an amount equal to the fair market value for any services rendered by any Seller or its Affiliates on its behalf.

     (e) Performance of Obligations. The Borrower will punctually perform and observe all of its obligations and agreements contained in this Agreement, the other Transaction Documents and in the instruments and agreements included in the Collateral, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Agreement or any other Transaction Document in accordance with and within the time periods provided for herein and therein.

     (f) Performance and Enforcement of the Purchase Agreement. The Borrower will, and will require each Seller to, perform each of their respective obligations and undertakings under and pursuant to the Purchase Agreement, will purchase the Collateral thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to the Borrower under the Purchase Agreement. The Borrower will take all actions to perfect and enforce its rights and interests (and the interests of the Administrative Agent (for the benefit of the Secured Parties) as the Borrower's assignee) under the Purchase Agreement as the Administrative Agent may reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Purchase Agreement.

     (g) Use of Proceeds. The Borrower shall use the proceeds of any Advances made hereunder exclusively to (i) fund its purchase of the Collateral under and pursuant to the Purchase Agreement, (ii) fund the Reserve Account and (iii) to pay the Borrower's organizational, transactional and start-up expenses.

     (h) Further Assurances. The Borrower will make, duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Transaction Document.

     Section 6.2 Negative Covenants of Borrower.

     Until the date on which the Net Investment has been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Borrower hereby covenants as follows:

     (a) Name Change and Offices. The Borrower will not (i) change its jurisdiction of organization or name, (ii) cease to be a "registered organization" (within the meaning of Article 9 of any applicable enactment of the UCC), or (iii) relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the Administrative Agent's security interest, for the benefit of the Secured Parties, in the Collateral unless it shall have: (A) given the Administrative Agent at least forty-five (45) days' prior written notice thereof and (B) delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

     (b) Merger. The Borrower will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of any of its assets (whether now owned or hereafter acquired) except as expressly permitted under the Transaction Documents, or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person, other than, with respect to asset dispositions, in connection herewith.

     (c) Nature of Business. The Borrower will not engage in any business other than transactions permitted or contemplated by this Agreement and the other Transaction Documents and the activities incidental thereto.

     (d) Transactions with Affiliates. The Borrower will not enter into, or be a party to, any transaction with any of its Affiliates, except the transactions permitted or contemplated by the Transaction Documents or such transactions that are in the ordinary course of business and on terms no less favorable to Borrower than could be obtained on an arm's length basis.

     (e) Investments. Except as expressly permitted under the Transaction Documents, the Borrower will not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     (f) Indebtedness. Except for the Subordinated Notes, the Borrower will not create, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for any Indebtedness created hereunder or under any Transaction Document.

     (g) Changes to Purchase Agreement. The Borrower will not amend, modify or terminate any terms or conditions of the Purchase Agreement without the prior written consent of the Administrative Agent and the Required Lenders.

     Section 6.3 Hedge Requirements.

     The Borrower shall enter into one or more Hedge Transactions for the purpose of hedging its obligations under this Agreement, provided that each such Hedge Transaction shall be entered into with a Hedge Counterparty and governed by a Hedging Agreement and all payments made by the Hedge Counterparty with respect to each such Hedge Transaction shall be made to the Collection Account. As additional security, Borrower has assigned to the Administrative Agent on behalf of the Secured Parties all right, title and interest of Borrower in each related Hedging Agreement, each related Hedge Transaction, and all present and future amounts payable by a related Hedge Counterparty to the Borrower under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty (the "Hedge Collateral"), and has granted a security interest to the Administrative Agent, for the benefit of the Secured Parties, in the Hedge Collateral. Borrower acknowledges that, as a result of that assignment, Borrower may not, without the prior written consent of the Required Lenders, exercise any rights under any related Hedging Agreement or Hedge Transaction, except for Borrower's right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower's obligations under this Section 6.3. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of any Lender to the performance by the Borrower of any such obligations. The Borrower shall enter into one or more Hedging Agreements, each in form and substance satisfactory to the Administrative Agent, providing for the hedging of such amounts from time to time as may be acceptable to the Administrative Agent. The Borrower, except upon the direction of the Administrative Agent may not voluntarily terminate, take any action that would cause a termination of, or fail to take any action, the failure of which to take would cause a termination of, any Hedge Transaction except with the prior written consent of the Required Lenders.

                                   Article VII

         Administration and Servicing of the Collateral and the Servicer

     Section 7.1 Designation of Servicer.

     (a) The servicing, administration and collection of the Collateral shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 7.1. UAC is hereby designated as, and hereby agrees to perform the duties and obligations of the Servicer, pursuant to the terms of this Agreement. The Administrative Agent may at any time after the occurrence of a Servicer Event of Default which has not been waived designate as Servicer any Person to succeed UAC or any successor Servicer.

     (b) UAC may delegate duties under this Agreement to a Subsidiary of UAC, with the prior written consent of the Administrative Agent; provided, that no such delegation of duties by UAC shall relieve it of its primary responsibility with respect to such duties and the Administrative Agent shall be entitled to deal exclusively with UAC in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.

     Section 7.2 Duties of the Servicer.

     (a) Duties in General. The Servicer, as agent for the Borrower, shall manage, service and administer the Collateral pursuant to and in accordance with the terms and conditions set forth herein with reasonable care, using that degree of skill and attention that a prudent person would use. The Servicer shall follow the Servicing and Collection Policy and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable in accordance with the above described servicing standard.

     (b) Duties Relating to Securitization Facility Servicers. The Servicer shall, if it or any of its Subsidiaries is the Securitization Servicer, or if not, shall take all action within its power to cause each Securitization Servicer to manage, service and administer and make collections on and with respect to the Collateral pursuant to and in accordance with the terms and conditions set forth in the related Securitization Facility Documents with reasonable care, using that degree of skill and attention that a prudent person would use.

     (c) Records. The Servicer shall maintain appropriate books of account and records relating to services performed pursuant to this Agreement or any other Transaction Document, which books of account and records shall be accessible for inspection by the Borrower and the Administrative Agent at any time during normal business hours.

     (d) Reporting.

          (i) Monthly Report. On each Reporting Date and each Funding Date, the Servicer will provide to the Borrower and the Administrative Agent a monthly statement (a "Monthly Report") identifying (A) the Collateral (including information regarding delinquencies, defaults, yield and other related information relating to Securitization Facilities under which the Collateral is issued) and the Collections received during the related Accrual Period, (B) a calculation of the Borrowing Base and the Maximum Net Investment and (C) such other information as the Borrower or the Administrative Agent may request.

          (ii) Servicer Reports under Securitization Facilities. On each Reporting Date, in conjunction with, and in addition to the Monthly Report required under Section 7.2(d)(i), the Servicer shall provide the Borrower and the Administrative Agent copies of each monthly servicer report (or other similar report) delivered by each Securitization Servicer under the Securitization Facilities ("Securitization Facility Servicer Reports").

          (iii) Servicer's Certificate. The Servicer will provide to the Borrower and the Administrative Agent, within ninety (90) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2002, an annual report signed by a Responsible Officer of the Servicer (a "Servicer's Certificate") certifying that (A) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement and each of the related Securitization Facility Documents, for the period ending on the last day of such fiscal year has been made under such Person's supervision and (B) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement and each of the related Securitization Facility Documents throughout such year and no Servicer Event of Default has occurred and is continuing (or if a Servicer Event of Default has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Event of Default occurred during such year and no notice thereof has been given to the Administrative Agent and the Borrower, specifying such Servicer Event of Default and the steps taken to remedy such event).

          (iv) Financial Statements. The Servicer will submit or cause to be submitted to the Administrative Agent, within forty five (45) days of the end of each of the Servicer's and Borrower's respective fiscal quarters, commencing March 31, 2002 and the first fiscal quarter after the initial Advance respectively, unaudited financial statements of the Borrower and the Servicer as of the end of each such fiscal quarter. The Servicer will submit or cause to be submitted to the Administrative Agent, within ninety
     (90) days of the end of each of the Servicer's respective fiscal years, commencing December 31, 2002, audited financial statements of the Servicer as of the end of each such fiscal year.

          (v) Annual Accountant's Report. The Servicer shall furnish or shall cause each Securitization Servicer to furnish to the Administrative Agent and the Borrower the annual accountant's report at the same time that each Securitization Servicer provides such reports pursuant to the Securitization Facility Documents.

          (vi) Additional Information. The Servicer shall furnish to the Administrative Agent and the Borrower such additional information regarding the Collateral as the Administrative Agent or the Borrower shall reasonably request.

     Section 7.3 Representations and Warranties of the Servicer.

     The Servicer hereby represents and warrants as of the date hereof and as of the date of each Advance as follows:

     (a) Organization and Good Standing. The Servicer's jurisdiction of organization is correctly set forth in the preamble to this Agreement and such jurisdiction is its sole jurisdiction of organization. The Servicer is a "registered organization" as defined in the UCC in effect in such jurisdiction. The Servicer is validly existing under the laws of its jurisdiction of organization and no other jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. The Servicer has full corporate power, authority and legal right to own or lease its properties and to conduct its business as such properties are presently owned or leased and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document.

     (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation and has obtained all necessary qualifications, licenses, authorizations, consents and approvals, in each jurisdictions in which failure to so qualify or obtain such licenses, authorizations, consents or approvals would have a Material Adverse Effect on the conduct of the Servicer's business.

     (c) Power and Authority. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and each other Transaction Document to which it is a party, (B) carry out the terms of this Agreement and each other Transaction Document to which it is a party and
(ii) has been duly authorized by all necessary corporate action required for the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party.

     (d) Binding Obligation. This Agreement and each Transaction Document to which the Servicer is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the equity, regardless of whether such enforceability is considered in a proceeding in equity or law.

     (e) No Violation. The execution of this Agreement and, from and after the Initial Funding Date, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Transaction Documents to which the Servicer is a party, will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or on any other contractual obligation of the Servicer,
(ii) result in the creation or imposition of any Lien upon any of the Servicer's properties pursuant to the terms of any contractual obligation, other than this Agreement, or (iii) violate any Applicable Law.

     (f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the Servicer's knowledge, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of this Agreement or any of the Transaction Documents;

     (g) Approvals. All approvals, authorizations, consents, order or other actions of any Person, or of any Governmental Authority (if any) required for the execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained.

     (h) Reports Accurate. All Servicer's Certificates, Monthly Reports and other written and electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Administrative Agent in connection with this Agreement or in connection with any other Transaction Document are accurate, true and correct in all material respects.

     (i) Representations and Warranties in Securitization Facility Documents. The representations and warranties made by the Securitization Servicers in the Securitization Facility Documents are hereby remade by the Servicer on behalf of each Securitization Servicer, on each date as of which they speak in the Securitization Facility Documents as if such representations and warranties were set forth herein as made by the Servicer mutatis mutandis.

     (j) Representations and Warranties in Transaction Documents. The representations and warranties made by the Servicer (whether made in its capacity as Servicer or any other capacity) in any of the Transaction Documents are hereby remade by the Servicer, on each date as of which they speak in the Transaction Documents as if such representations and warranties were set forth herein as made by the Servicer mutatis mutandis.

     Section 7.4 Covenants of the Servicer.

     Until the date on which the Net Investment has been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Servicer hereby covenants as follows:

     (a) Servicing. It shall perform all of its duties pursuant to and in accordance with the terms and conditions set forth herein and in the Transaction Documents. It shall, if it or any of its Subsidiaries is the Securitization Servicer, or if not, shall take all action within its power to, cause each Securitization Servicer to perform its duties pursuant to and in accordance with the terms and conditions set forth in the Securitization Facility Documents.

     (b) No Impairment of Secured Parties' Rights. The Servicer shall not do anything to impair the rights of the Secured Parties in the Collateral.

     (c) Servicing and Collection Policy. The Servicer will (or will cause any of its Subsidiaries acting as servicer, to) (i) comply in all material respects with the Servicing and Collection Policy and (ii) furnish to the Administrative Agent, within ten (10) days of its effective date, prompt notice of any material changes in any Servicing and Collection Policy.

     (d) Compliance with Laws. The Servicer shall comply in all material respects with the laws of each state in which Collateral is located, including, without limitation, all federal and state laws regarding the collection and enforcement of consumer debt.

     (e) Notice of Default. As soon as possible and in any event within two (2) Business Days after any Responsible Officer of the Servicer (i) has knowledge of the occurrence of a Servicer Event of Default hereunder or (ii) has knowledge of a default or an event of default under any Securitization Facility or any Indebtedness in excess of $250,000 of the Servicer or any of its Subsidiaries, provide a written notice setting forth the details of such default and the action that the Servicer has taken and proposes to take with respect thereto.

     (f) Obligations under Performance Undertaking. The Servicer (in its capacity as Performance Guarantor) will punctually perform and observe all of its obligations and agreements contained in the Performance Undertaking.

     (g) Financial Covenants.

          (i) Fixed Charge Coverage Ratio. From and after the Initial Funding Date, the Servicer shall not permit its Fixed Charge Coverage Ratio to be less than 1.15 to 1.00;

          (ii) Maximum Total Liabilities plus Contingent Obligations and Subordinated Indebtedness to Tangible Net Worth Ratio. As of the end of each calendar quarter, the Servicer shall not permit the ratio of(A) the sum of(I) its Servicer's Liabilities, (2) its Contingent Obligations less
     (3) its Subordinated Indebtedness to (B) the sum of(l) its Tangible Net Worth and (2) its Subordinated Indebtedness to exceed 5.75 to 1.00;

          (iii) Minimum Tangible Net Worth. As of the end of each calendar quarter, the Servicer will not permit its Tangible Net Worth to be less than the sum of(A) $160,000,000 and (B) 80% of its Net Income since December 31, 2001;

          (iv) Funded Indebtedness to Tangible Net Worth Ratio. As of the end of each calendar quarter, the Servicer shall not permit the ratio of (A) its Total Funded Indebtedness minus its Total Warehouse Borrowing Capacity minus the unencumbered, unrestricted cash reflected on its balance sheet of such date in excess of $8,000,000 to (B) its Tangible Net Worth to exceed
     2.00 to 1.00; and

          (v) Liquiditv: As of the end of each calendar quarter, the Servicer shall not permit its Liquidity to be less than $10,000,000.

     Section 7.5 Servicer Not to Resign.

     The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer, except upon a determination by such party that
(a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Administrative Agent. No resignation of the Servicer shall become effective until an entity acceptable to the Administrative Agent shall have assumed the responsibilities and obligations of the Servicer.

     Section 7.6 Servicer Event of Default.

     The (a) breach by the Servicer of any material representation, warranty or covenant made by it hereunder or under any other Transaction Document or (b) occurrence of a Servicer Event, shall, in any such case, constitute a Servicer Event of Default hereunder (a "Servicer Event o Default").

     Section 7.7 Remedies Upon the Occurrence of a Servicer Event of Default.

     Upon the occurrence of a Servicer Event of Default, the Administrative Agent may and upon instruction from the Required Lenders shall (a) collect and receive all further payments made on the Collateral, (b) control deposits to and disbursements from the Collection Account, (c) require any payments on the Collateral received by the Servicer or the Borrower to be paid promptly over to an account specified by the Administrative Agent or (d) terminate the rights of the Servicer, by written notice to the Servicer (a "Servicer Termination Notice").

     Section 7.8 Appointment of Successor.

     (a) On and after (i) the time the Servicer receives a notice of termination pursuant to Section 7.7 or (ii) upon the resignation of the Servicer pursuant to
Section 7.5, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or if no such date is specified, until a date mutually agreed upon by the Servicer and the Administrative Agent. At the time described in the immediately preceding sentence, the Administrative Agent (with the consent of the Required Lenders) shall as promptly as possible appoint a successor servicer (the "Successor Servicer"), and the Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes the servicing of collateral similar to the Collateral serviced by the Servicer hereunder.

     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

     (c) The exiting Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral and to transfer such responsibilities and rights to the Successor Servicer.

     Section 7.9 Liability of Servicer. Indemnities.

     (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations, warranties and covenants made by the Servicer.

     (b) The Servicer shall indemnify, defend and hold harmless the Borrower, the Administrative Agent, each Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Borrower, the Administrative Agent, or any Lender by reason of the breach of this Agreement by the Servicer, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement or any of the Transaction Documents.

     (c)  The  Servicer   shall   indemnify,   defend  and  hold   harmless  the
Administrative Agent, and its respective officers, directors, agents and employees, from and against all loss, liability or expense incurred without willful misfeasance, negligence, or bad faith on the part of the Administrative Agent arising out of or in connection with the acceptance or administration of the Collateral, including the costs and expenses of defending itself against any claim or liability in connection with the exercise of any of its powers or duties under the Transaction Documents.

     (d) Indemnification under this Section 7.9 shall survive the termination of this Agreement and shall survive the early resignation or removal of any of the parties hereto and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 7.9 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding any other provision of this Agreement, UAC's obligations as Servicer under this Section `7.9 shall not terminate or be deemed released upon the resignation or termination of UAC as the Servicer and shall survive any termination of this Agreement.

                                  Article VIII

                         Termination Events and Remedies

     Section 8.1 Termination Events.

     The occurrence of any one or more of the following events shall constitute a termination event (each, a "Termination Event"):

     (a) failure on the part of the Borrower or Servicer to make any payment in full or in part hereunder which is or has become due under the terms of the Transaction Documents when the same becomes due and payable, including, without limitation, all Yield, Fees, Monthly Principal Payment Amount and the Required Principal Amount for each Payment Date;

     (b) failure on the part of the Borrower or any Seller to duly observe or to perform any material term, covenant, agreement or undertaking set forth in any Transaction Document;

     (c) any representation or warranty of the Borrower or any Seller in any of the Transaction Documents is discovered to be untrue in any material respect or any statement or certificate furnished by the Borrower, any Seller or Servicer pursuant hereto or thereto is discovered to be untrue in any material respect on the date as of which the facts therein set forth or so certified were deemed to have been made;

     (d) the  Borrower,  any Seller,  the  Servicer  or any of their  respective
Subsidiaries (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or
(ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect; or (iv) shall have had any such action or application filed or any such proceeding commenced against it in which an order for relief is requested or entered or an adjudication or appointment is made (which application or proceeding is not dismissed within sixty (60) days of filing); or
(v) shall indicate, by any act or omission, its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship or the occurrence of any event or existence of any condition which could be the ground, basis or cause for any action, application, proceeding or petition described in this Section 8.1(d)

     (e) the Borrower voluntarily or involuntarily is dissolved, terminates or is terminated;

     (f) (i) one or more final judgments for the payment of money in an aggregate amount of $10,750 or more shall be entered against the Borrower or
(ii) one or more final judgments shall be entered against or a settlement shall be made by any Seller or the Servicer or any of their Subsidiaries in excess of $1,000,000 which, in either case shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days after such entry;

     (g) the occurrence of a Servicer Event of Default;

     (h) the Net Investment exceeds either (i) the Maximum Net Investment for a period of thirty (30) consecutive days, (ii) the product of(A) 80% and (B) the Borrowing Base, or (iii) the Facility Limit;

     (i) any change in control in the form of a merger, consolidation or otherwise of any Seller or the Servicer in which such Seller or Servicer is not the surviving entity;

     (j) any change in control in the form of a merger, consolidation or otherwise of the Borrower;

     (k) any change in the operations of the Borrower, any Seller or the Servicer, which materially adversely affects (i) the collectibility of the Collateral or (ii) the Borrower's, such Seller's or Servicer~ s ability to perform under any Transaction Documents to which it is a party;

     (l) on any day on or after the Initial Funding Date, the Cash Flow Ratio is less than 70%;

     (m) the Secured Parties (through the Administrative Agent) shall, on any day on or after the Initial Funding Date, fail for any reason to have a valid and perfected first priority security interest in any portion or all of the Collateral and the proceeds thereof;

     (n) a material event of default occurs, or an event occurs which, with the giving of notice or the passage of time or both, would constitute a material event of default, under any agreement of the Borrower, any Seller, the Servicer or any of their Subsidiaries in connection with any Indebtedness in excess of $1,000,000;

     (o) the failure of the Paydown Date to occur within 180 days after the Initial Funding Date;

     (p) more than 45% of the Securitization Facilities (by number of deals) have breached a Level 2 Trigger;

     (q) the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount for thirty (30) consecutive days;

     (r) UAC or any of its Subsidiaries (if such Subsidiary is the initial servicer thereunder) is replaced as the servicer under any Securitization Facility;

     (s) on and after the ninth Payment Date after the Initial Funding Date, the Net Investment (after giving effect to all payments made on such Payment Date in reduction of the Net Investment) is greater than $20,000,000 for twelve (12) consecutive months;

     (t) except with the consent of the Administrative Agent (which consent shall not be unreasonably withheld if the Administrative Agent shall determine that the risk position of the Secured Parties could not be adversely affected by a failure to transfer to the Borrower the residual assets related to an Incremental Securitization or a NIMS Transaction), UAC, UACSC or any their respective Subsidiaries shall, at any time, enter into an Incremental Securitization or a NIMS Transaction and the residual assets related thereto are not transferred, (i) with respect to any such transaction entered into prior to the Initial Funding Date, on the Initial Funding Date and (ii) with respect to any such transaction entered into on or after the Initial Funding Date, promptly upon entering into such transaction, to the Borrower pursuant to the Purchase Agreement or any other agreement acceptable to the Administrative Agent and the Deal Agent; and

     (u) on or after the Initial Funding Date, if an amount equal to Excess NonSecuritization Proceeds is not paid to Wachovia Bank within two (2) Business Days of receipt thereof by, or on behalf of, UAC or any of its Subsidiaries, to the extent necessary to reduce Wachovia Bank's portion of the Net Investment to the Wachovia Amortized Limit in accordance with Section 2.11(b).

     Section 8.2 Remedies.

     Upon the occurrence of a Termination Event, the Revolving Period shall end, the Termination Date shall occur and any and all rights of the Secured Parties under the Security Agreement may be exercised in accordance therewith. Upon the occurrence of a Termination Event, in addition to any other remedies provided for herein or in any other Transaction Document, all amounts on deposit in the Collection Account after making the payments required to be made pursuant to
Section 2.7(a)(i) and Section 2.7(a)(ii) will be used to reduce the Net Investment and all amounts on deposit in the Reserve Account applied as described in Section 4.2(b).

                                   Article IX

                                 Indemnification

     Section 9.1 Indemnities by the Borrower.

     Without limiting any other rights which the Administrative Agent, the Secured Parties or any of their respective Affiliates may have hereunder or under applicable law, the Borrower hereby agrees to indemnify and hold harmless, and agrees to defend, the Administrative Agent, the Secured Parties, and each of their respective Affiliates and officers, directors, employees and agents thereof (each of the foregoing Persons being referred to as an "Indemnified Party") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them, arising out of or as a result of this Agreement, any other Transaction Document or the Collateral excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Administrative Agent, any such Secured Party or such Affiliate. If the Borrower has made any indemnity payment pursuant to this Section 9.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

     (a) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer, any Seller or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

     (b) the failure by the Borrower, the Servicer or any Seller to comply with any term, provision or covenant contained in, or to perform its duties or obligations under, this Agreement or any agreement executed in connection with this Agreement or any other Transaction Document, or with any applicable law, rule or regulation with respect to any item of the Collateral or the nonconformity of any of the Collateral with any such applicable law, rule or regulation;

     (c) the failure to vest and maintain vested in the Administrative Agent, for the benefit of the Secured Parties, first priority perfected security interests in the related Collateral, together with all related Collections, free and clear of any adverse claim whether existing as of the Closing Date or at any time thereafter;

     (d) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any assets which are, or are purported to be, Collateral, whether at the time of any Grant or at any subsequent time;

     (e) any dispute, claim, offset or defense of any obligor to the payment of any asset which is, or is purported to be, Collateral (including, without limitation, a defense based on such asset not being a legal, valid and binding obligation of such obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such asset or the furnishing or failure to furnish such merchandise or services;

     (f) [reserved];

     (g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Collateral;

     (h) the failure by the Borrower, the Servicer or any Seller to pay when due any Taxes for which such party is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

     (i) any repayment by the Administrative Agent or a Secured Party of any amount previously distributed in reduction of outstanding principal amount or payment of interest or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Administrative Agent or a Secured Party believes in good faith is required to be repaid;

     (j) the commingling of Collections by any Person at any time with other funds;

     (k) any investigation, litigation or proceeding related to this Agreement or any other Transaction Document or the use of proceeds of the Advances or the ownership of the Collateral or in respect of any of the Collateral;

     (l) any failure by the Borrower to give reasonably equivalent value to any Seller in consideration for the transfer by such Seller to the Borrower of any assets under the Purchase Agreement or any other Transaction Document or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

     (m) the failure of the Borrower, the Servicer, any Seller or any of their respective agents or representatives to remit Collections to the Administrative Agent.

Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Borrower to the Administrative Agent within two (2) Business Days following the Administrative Agent's demand therefor. If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   Article X

             Assignment and Participations and Appointment of Agent

     Section 10.1 Assignment and Participations.

     (a) Subject to the terms of this Section 10.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Transaction Documents, its Pro Rata Share of the Net Investment and any Lender Facility Limit or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 10.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by the Administrative Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and the Administrative Agent that it is purchasing the applicable Net Investment to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereon
(iii) after giving effect to any such partial assignment, the assignee Lender shall have a Lender Facility Limit in an amount at least equal to $2,500,000 and the assigning Lender shall have retained a Lender Facility Limit in an amount at least equal to $2,500,000; and (iv) include a payment to the Administrative Agent of an assignment fee of $25,000. In the case of an assignment by a Lender under this Section 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Lender Facility Limit or assigned portion thereof from and after the date of such assignment. The Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of the Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Advances hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Advance being requested. In the event the Administrative Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, the Administrative Agent or any such Lender shall so notify Borrower and the Borrower shall, upon the request of the Administrative Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 10.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Transaction Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Transaction Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Transaction Document.

     (b) Any participation by a Lender of all or any part of its Lender Facility Limit shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Advance in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Advance in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Security Agreement or the other Transaction Documents). Solely for purposes of Sections 2.9, 2.10 and 9 1 the Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of the Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence, the Borrower shall not have any obligation or duty to any participant. Neither the Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

     (c) Except as expressly provided in this Section 10.1, no Lender shall, as between the Borrower and that Lender, or the Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Net Investment, the Notes or other Obligations owed to such Lender.

     (d) The Borrower and the Servicer shall assist any Lender permitted to sell assignments or participations under this Section 10.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by the Administrative Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. The Borrower and the Servicer shall certify the correctness, completeness and accuracy in all material respects of all descriptions of the Borrower and the Servicer and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

     (e) Any Lender may furnish any information concerning the Borrower, any Seller and the Servicer in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). As a condition to providing informational materials to any assignee or participant, Borrower may require that such assignee or participant agree to customary provisions to protect the confidentiality of proprietary and non-public information.

     Section 10.2 Appointment of the Administrative Agent.

     (a) Wachovia Bank is hereby appointed to act on behalf of all Lenders as the Administrative Agent under this Agreement and the other Transaction Documents. The provisions of this Section 10.2 are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof In performing its functions and duties under this Agreement and the other Transaction Documents, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any other Person. The Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Transaction Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature and the Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Transaction Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Transaction Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by Wachovia Bank or any of its affiliates in any capacity. Neither the Administrative Agent nor any of its affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Transaction Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

     (b) If the Administrative Agent shall request instructions from the Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Transaction Document, then the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or all affected Lenders, as the case may be, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Transaction Document (i) if such action would, in the opinion of the Administrative Agent, be contrary to law or the terms of this Agreement or any other Transaction Document, (ii) if such action would, in the opinion of the Administrative Agent, expose the Administrative Agent to environmental liabilities or (iii) if the Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Transaction Document in accordance with the instructions of Required Lenders or all affected Lenders, as applicable.

     Section 10.3 Administrative Agent's Reliance, Etc.

     Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Transaction Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to the Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Transaction Documents on the part of the Borrower or to inspect the Collateral (including the books and records); (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 10.4 Lender Credit Decision.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the information provided by the Borrower and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Net Investment, and expressly consents to, and waives any claim based upon, such conflict of interest.

     Section 10.5 Indemnification.

     The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted to be taken by the Administrative Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of pocket expenses
(including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Transaction Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

     Section 10.6 Successor Administrative Agent.

     The Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent's giving notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing within thirty (30) days after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by the Required Lenders hereunder shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Termination Event has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this Section 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Administrative Agent under this Agreement and the other Transaction Documents.

     Section 10.7 Setoff and Sharing of Payments.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Termination Event, each Lender is hereby authorized at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Borrower (regardless of whether such balances are then due to the Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of the Borrower against and on account of any of the Obligations that are not paid when due. Subject to the provisions of Section 2.11, any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 2 9 2 10 and 9.1). The Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Advances made or other Obligations held by other Lenders or holders may exercise all fights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Net Investment and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

     Section 10.8 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

     (a) Advances; Payments.

          (i) Each Lender shall make the amount of such Lender's Pro Rata Share of each Advance available to the Administrative Agent in same day funds by wire transfer to the Administrative Agent's account as set forth in
     Schedule 10.8(a) not later than 11:00 a.m. (Charlotte, North Carolina time) on the related Funding Date. After receipt of such wire transfers (or, in the Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, the Administrative Agent shall make the requested Advance to the Borrower. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

          (ii) On each Payment Date, the Administrative Agent shall advise each Lender by telephone, facsimile, e-mail, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to the Net Investment and Lender Facility Limit. Provided that such Lender has funded all payments or Advances required to be made by it under this Agreement and the other Transaction Documents, the Administrative Agent shall pay (or cause to be paid) to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by the Borrower on such Payment Date for the benefit of such Lender. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances, the Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from the Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in the applicable Assignment Agreement) not later than 2:00 p.m. (Charlotte, North Carolina time) on the next Business Day following each Payment Date.

     (b) Availability of Lender's Pro Rata Share. The Administrative Agent may assume that each Lender will make its Pro Rata Share of each Advance available to the Administrative Agent on each Funding Date. If such Pro Rata Share is not, in fact, paid to the Administrative Agent by such Lender when due, the Administrative Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon the Administrative Agent's demand, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to the Administrative Agent. Nothing in this Section 10.7(b) or elsewhere in this Agreement or the other Transaction Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to make its Pro Rata Share of Advances hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that the Administrative Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, the Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

     (c) Return of Payments.

          (i) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

          (ii) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Transaction Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

     (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Advance or any payment required by it hereunder to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance on such date, but neither any Other Lender nor the Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent fights under or with respect to any Transaction Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Transaction Document. At the Borrower's request, the Administrative Agent or a Person reasonably acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at the Administrative Agent's request, sell and assign to the Administrative Agent or such Person, all of the Lender Facility Limit of that Non-Funding Lender for an amount equal to the principal balance of the Net Investment held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

     (e) Dissemination of Information. The Administrative Agent shall use reasonable efforts to provide Lenders with any notice of any Termination Event received by the Administrative Agent from, or delivered by the Administrative Agent to, the Borrower, with notice of any Termination Event of which the Administrative Agent has actually become aware and with notice of any action taken by the Administrative Agent following any Termination Event; provided, that the Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Administrative Agent's gross negligence or willful misconduct. With respect to any financial statements or collateral reports that the Borrower may be required to provide to the Administrative Agent in accordance with this Agreement, the Lenders agree that the Administrative Agent shall have no duty to provide the same to the Lenders.

     (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any fights of setoff) without first obtaining the prior written consent of the Administrative Agent and the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Administrative Agent or the Required Lenders.

     Section 10.9 Wachovia Bank and Affiliates.

     Wachovia Bank and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. With respect to its Lender Facility Limit and Pro Rata Share of the Net Investment hereunder, Wachovia Bank shall have the same fights and powers under this Agreement and the other Transaction Documents as any other Lender and may exercise the same as though Wachovia Bank were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wachovia Bank in its individual capacity. Wachovia Bank and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders, Each Lender acknowledges and consents to the potential conflict of interest between Wachovia Bank as a Lender holding disproportionate interests in the Facility, and Wachovia Bank as the Administrative Agent.

                                   Article XI

                                 Miscellaneous

     Section 11.1 Notices, etc.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party's Assignment Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail or upon receipt if delivered certified mail, first class postage prepaid or by a nationally recognized overnight delivery service, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when oral or written communication of receipt is obtained, except that notices and communications pursuant to
Article II shall not be effective until received with respect to any notice sent by mail or telex.

     Section 11.2 Successors and Assigns.

     This Agreement shall be binding upon the Borrower and each Lender and their respective successors and assigns and shall inure to the benefit of the Borrower, the Lenders and their respective successors and assigns; provided that the Borrower shall not assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Required Lenders.

     Section 11.3 Amendments and Waivers.

     (a) Except for actions expressly permitted to be taken by Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Transaction Document, or any consent to any departure by the Borrower, the Servicer or any Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Borrower, and by the Required Lenders or all affected Lenders, as applicable. Except as set forth in Section 11.3 (b) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lender shall require the written consent of the Required Lenders.

     (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 3.2 to the making of any Advance shall be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and the Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Termination Event shall be effective for purposes of the conditions precedent to the making of Advances set forth in Section 3.2 unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and the Borrower.

     Section 11.4 Costs, Expenses and Taxes.

     In addition to the rights of indemnification granted to the Administrative Agent, the Lenders and their respective Affiliates under Article IX hereof, the Borrower agrees to pay on demand all costs and expenses of the Administrative Agent, the Lenders, and their respective Affiliates, successors or assigns, if any (including reasonable counsel fees and expenses), incurred in connection with the enforcement, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and any other Transaction Document and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith. Any amounts subject to the provisions of this section shall be paid by the Borrower to the Administrative Agent within ten (10) Business Days following the Administrative Agent's demand therefor.

     Section 11.5 Setoff.

     The Borrower hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement and any other Transaction Document), applicable law or otherwise with respect to any funds or monies of any Lender at any time held by or in the possession of the Borrower.

     Section 11.6 Recourse Against Certain Parties.

     No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of such Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 11.6 shall survive the termination of this Agreement.

     Section 11.7 Further Assurances.

     The Borrower agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional assignments, agreements, powers and instruments as are required by the Administrative Agent or any Lender to carry into effect the purposes of this Agreement or the Security Agreement or to better assure and confirm unto the Administrative Agent or any Lender its rights, powers and remedies hereunder or under any other Transaction Document.

     Section 11.8 Governing Law. Consent to Jurisdiction: Waiver of Objection to Venue.

     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE TRANSACTION DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE TRANSACTION DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS; PROVIDED, THAT THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AM) THE BORROWER HEREBY WANES ANY OBJECTION THAT THE BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE BORROWER HEREBY WANES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND' OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS SET FORTH ON ITS SIGNATURE PAGE HERETO AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

     Section 11.9 Waiver of Jury Trial.

     TO THE EXTENT  PERMITTED BY  APPLICABLE  LAW,  EACH OF THE PARTIES  HERETO,
WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 11.10 Execution in Counterparts; Severability: Integration.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect tote subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Borrower to the Administrative Agent.

     Section 11.11 Headings.

     Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Securities Funding Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE BORROWER:                          UAC FUNDING FACILITY CORPORATION,
                                         as Borrower

                                       By: /s/ Melanie S. Otto
                                          --------------------------------------
                                          Melanie S. Otto
                                          Vice President & Secretary

                                       Address:
                                       250 North Shadeland Avenue
                                       Indianapolis, Indiana 46219
                                       Attention:   Melanie S. Otto
                                       Facsimile:   (317) 231-7926
                                       Telephone:   (317) 231-7939



SERVICER:                              UNION ACCEPTANCE CORPORATION,
                                         as Servicer


                                       By: /s/ Ashley A. Vukovits
                                          --------------------------------------
                                          Ashley A. Vukovits
                                          Vice President of Finance

                                       Address:
                                       250 North Shadeland Avenue
                                       Indianapolis, Indiana 46219
                                       Attention:   Ashley A. Vukovits
                                       Facsimile:   (317) 231-7926
                                       Telephone:   (317) 231-7934


ADMINISTRATIVE AGENT:                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Administrative Agent


                                       By: /s/ John A. Foxgrover
                                          --------------------------------------
                                          John A. Foxgrover
                                          Director

                                       Address:
                                       One Wachovia Center, TW-9
                                       301 South College Street
                                       Charlotte, North Carolina 28288
                                       Attention:    John Foxgrover
                                       Facsimile:    (704) 383-1085
                                       Telephone:    (704) 383-8437


LENDER:                                WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as a Lender


                                       By: /s/Jane W. Workman
                                          --------------------------------------
                                          Jane W. Workman
                                          Senior Vice President


                                       Address:
                                       One Wachovia Center, TW-9
                                       301 South College Street
                                       Charlotte, North Carolina 28288
                                       Attention:  Bill A. Shirley, Jr.
                                       Facsimile:  (704) 374-3254
                                       Telephone:  (704) 374-4001



DEAL AGENT AND STRUCTURING AGENT       FIRST UNION SECURITIES, INC.,
                                         as Deal Agent and as Structuring Agent


                                       By: /s/ Prakash R. Wadhwani
                                          --------------------------------------
                                          Prakash R. Wadhwani
                                          Vice President


                                       Address:
                                       One Wachovia Center, TW-9
                                       301 South College Street
                                       Charlotte, North Carolina 28288
                                       Attention:   Prakash Wadhwani
                                       Facsimile:   (704) 383-1085
                                       Telephone:   (704) 374-3455